Exhibit 10.5
STOCK PURCHASE AGREEMENT

among

COLD FLOW ENERGY ULC,

SURGE GLOBAL ENERGY, INC.,

PEACE OIL CORP.

and

SHAREHOLDERS OF
PEACE OIL CORP.

Dated as of November 30, 2006

TABLE OF CONTENTS

ARTICLE 1. THE TRANSACTION		1
1.1	Purchase and Sale of Shares	1
1.2	Amount and Closing	1
ARTICLE 2. CONSIDERATION FOR TRANSFER		2
2.1	Purchase Price, Payment	2
2.2	Allocation of Purchase Price	2
ARTICLE 3. PURCHASER’S SECURITIES		3
3.1	Exchangeable Shares	3
3.2	Other Agreements	3
ARTICLE 4. CLOSING AND CLOSING DELIVERIES		3
4.1	Closing; Time and Place	3
4.2	Deliveries by Shareholders	3
4.3	Deliveries by Purchaser	4
ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS		5
5.1	Organization and Good Standing	5
5.2	Authority; Binding Nature of Agreements	5
5.3	No Conflicts; Required Consents	5
5.4	Brokers	6
5.5	Shares	6
5.6	Shareholder Legal Proceedings	6
5.7	Residence of Shareholders	6
5.8	Private Placement	6
5.9	Full Disclosure	9
ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF PURCHASER		9
6.1	Organization and Good Standing	9
6.2	Capitalization.	9
6.3	Authority; Binding Nature of Agreements	9
6.4	No Conflicts; Required Consents	10
6.5	Brokers	10
6.6	Exchangeable Shares	10
6.7	Investment Company	10

-i-

6.8	Foreign Issuer; No Substantial U.S. Market	10
6.9	Business of Purchaser	10
6.10	Full Disclosure	10
ARTICLE 7. REPRESENTATIONS AND WARRANTIES CONCERNING TARGET COMPANY		11
7.1	Organization, Good Standing, Qualification	11
7.2	Private Issues	12
7.3	Charter Documents; Books and Records.	12
7.4	Capitalization	12
7.5	No Conflicts; Required Consents	13
7.6	No Subsidiaries	13
7.7	Financial Statements	14
7.8	Absence of Undisclosed Liabilities	14
7.9	Absence of Changes	14
7.10	Transactions with Affiliates	14
7.11	Bank Accounts	15
7.12	Material Contracts	15
7.13	Insurance	18
7.14	Assets	18
7.15	Real Property. Target Company owns no real property	19
7.16	Intellectual Property	19
7.17	Operation of Assets	19
7.18	Target Company Products and Services	19
7.19	Employees and Consultants	19
7.20	Target Company Benefit Plans	20
7.21	Compliance with Laws	21
7.22	Governmental Approvals	21
7.23	Proceedings and Orders	21
7.24	Environmental Matters	22
7.25	Taxes	22
7.26	Brokers	23
7.27	No Other Agreement	23
7.28	Foreign Corrupt Practices	24

-ii-

7.29	No Prepayments	24
7.30	Production Sales Contracts	24
7.31	Calls on Production	24
7.32	Wells	24
7.33	Leases	24
7.34	Oil and Gas	25
7.35	Derivative Transactions and Hedging	25
7.36	Investment Company	25
7.37	Disclosure	25
ARTICLE 8. REPRESENTATIONS AND WARRANTIES CONCERNING SURGE		26
8.1	Organization, Good Standing, Qualification	26
8.2	Capitalization	26
8.3	Authority; Binding Nature of Agreements	27
8.4	No Conflicts; Required Consents	27
8.5	No Subsidiaries	27
8.6	Surge SEC Reports	27
8.7	Surge Financial Statements	28
8.8	Absence of Undisclosed Liabilities	28
8.9	Absence of Changes	28
8.10	Transactions with Affiliates	28
8.11	Compliance with Laws	29
8.12	Governmental Approvals	29
8.13	Proceedings and Orders	29
8.14	Environmental Matters	29
8.15	Taxes	30
8.16	Brokers	30
8.17	Foreign Corrupt Practices	30
8.18	Oil and Gas	31
8.19	Derivative Transactions and Hedging	31
8.20	Investment Company; Shell Company	31
8.21	Surge Securities	31
8.22	Full Disclosure	31

-iii-

ARTICLE 9. PRE-CLOSING COVENANTS		32
9.1	Target Company’s Conduct of the Business Prior to Closing	32
9.2	Restrictions on Target Company’s Conduct of the Business Prior to Closing	33
9.3	No Solicitation	35
9.4	Certain Notifications	36
9.5	Updating the Disclosure Schedules	37
9.6	Access to Information	38
9.7	Best Efforts	38
9.8	Compliance with Privacy Laws	38
ARTICLE 10. POST CLOSING COVENANTS		39
10.1	Cooperation	39
10.2	Area of Exclusion	39
10.3	Nondisclosure	40
10.4	Registration Statement	40
10.5	General Release	41
10.6	Private Placement	41
ARTICLE 11. CONDITIONS TO CLOSING		41
11.1	Conditions to Purchaser’s Obligation to Close	41
11.2	Conditions to Shareholders’ Obligation to Close	43
11.3	Conditions to Obligations of Each Party to Close	43
ARTICLE 12. TERMINATION		44
12.1	Circumstances for Termination	44
12.2	Effect of Termination	44
ARTICLE 13. INDEMNIFICATION		44
13.1	Survival of Representations and Covenants	44
13.2	Indemnification By Shareholders	45
13.3	Indemnification By Purchaser and Surge	46
13.4	Environmental Indemnity	47
13.5	No Contribution	47
13.6	Defense of Third Party Claim	47
13.7	Exercise Of Remedies By Indemnitees Other Than Parties To This Agreement	48
13.8	Interest	48

-iv-

ARTICLE 14. MISCELLANEOUS PROVISIONS		49
14.1	Further Assurances	49
14.2	Fees and Expenses	49
14.3	Attorneys’ Fees	50
14.4	Notices	50
14.5	Governing Law	51
14.6	Successors and Assigns	52
14.7	Remedies Cumulative; Specific Performance	52
14.8	Public Announcements	52
14.9	Headings	52
14.10	Counterparts	52
14.11	Waiver	52
14.12	Disclosure Schedule	53
14.13	Parties in Interest	53
14.14	Entire Agreement	53
14.15	Amendments	53
14.16	Severability	53
14.17	Construction	53
14.18	Time is of the Essence	54
14.19	Survival	54
14.20	Compelled Disclosure of Information	54

-v-

EXHIBITS AND SCHEDULES

Exhibits

Exhibit A	Certain Definitions
Exhibit 1.2	Escrow Agreement
Exhibit 3.1	Articles of Amendment of Purchaser
Exhibit 3.2(a)	Form of Support Agreement
Exhibit 3.2(b)	Form of Exchange Agreement
Exhibit 4.2(b)	General Release - Shareholders
Exhibit 4.2(e)	Legal Opinion of Target Company Counsel
Exhibit 4.3(e)	Legal Opinion of Purchaser Counsel
Exhibit 4.3(f)	Legal Opinion of Surge Counsel
Exhibit 10.2	Exclusion Area
Exhibit 10.5	General Release - Target Company
Exhibit 10.6	Form of Subscription Agreement

Schedules

Schedule 1	Schedule of Shareholders
Schedule 2	Purchaser Disclosure Schedule
Schedule 3	Target Disclosure Schedule
Schedule 4	Surge Disclosure Schedule

-vi-

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered as of November 30, 2006, by and among COLD FLOW ENERGY ULC, a corporation incorporated under the laws of Alberta, Canada (“Purchaser”), SURGE GLOBAL ENERGY, INC., a corporation incorporated under the laws of Delaware (“Surge”), PEACE OIL CORP., a corporation incorporated under the laws of Alberta, Canada (“Target Company”), and Shareholders of Target Company (each, a “Shareholder” and collectively, “Shareholders”) identified on Schedule 1 hereto (the “Schedule of Shareholders”). Capitalized terms used in this Agreement are defined on Exhibit A hereto.

RECITALS

A.    Shareholders are the legal and beneficial owners of 800 Class “A” Shares and 6,333,332 Class “I” Shares in the capital stock of Target Company, in the amounts indicated opposite their names on the Schedule of Shareholders, which constitute all of the issued and outstanding shares in the capital of Target Company (the “Shares”).

B.    Purchaser desires to purchase from Shareholders, and Shareholders desire to sell to Purchaser, all of the Shares on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

THE TRANSACTION

1.1    Purchase and Sale of Shares. At the Closing, each Shareholder shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from each Shareholder, such Shareholder’s respective Shares, free and clear of any Encumbrances, on the terms and subject to the conditions of this Agreement.

1.2    Amount and Closing. On or before December 4, 2006, Purchaser shall deliver to Burstall Winger LLP, in its capacity as escrow agent (the “Escrow Agent”), a certified cheque or bank draft in the amount of $150,000 (the “Initial Deposit”) to be held by Escrow Agent in accordance with this Agreement and an escrow agreement, substantially in the form attached hereto as Exhibit 1.2 (the “Escrow Agreement”). In addition:

(a)    If the Closing has not occurred on or before January 18, 2007, and Purchaser elects, in its sole and absolute discretion, to extend the Closing Date to March 2, 2007, in Purchaser’s sole discretion, Purchaser shall deliver to Escrow Agent a certified cheque or bank draft in the amount of $450,000 on or before January 18, 2007 (the “Additional Deposit” and, together with the Initial Deposit, collectively, the “Escrow Amount”) to be held by Escrow Agent in accordance with this Agreement and the Escrow Agreement (in which case the Closing shall be extended to, and occur no later than, March 2, 2007);

(b)    At Closing, the Escrow Amount and the interest earned thereon from the date following receipt up to but excluding the Closing Date shall be applied in partial satisfaction of the Purchase Price payable by Purchaser at Closing pro rata to the account of each Shareholder in proportion to their respective allocations of the Purchase Price as set out in the Schedule of Shareholders;

(c)    If Closing does not occur because (i) Purchaser has wrongfully terminated this Agreement, (ii) one or both of the conditions in Sections 11.1(f) or 11.1(g) have not been satisfied or waived, or (iii) Purchaser has wrongfully repudiated or failed to perform one or more of its obligations hereunder, Shareholders shall, as their sole and exclusive remedy, be paid the Escrow Amount and all interest earned thereon by the Escrow Agent in full satisfaction for all damages, costs, losses and liabilities suffered or incurred by Shareholders as a consequence of such wrongful termination, repudiation or failure by Purchaser. In this regard, the Escrow Amount and such interest shall be forfeited to Shareholders as liquidated damages, and constitutes a genuine pre-estimate by Shareholders and Purchaser of liquidated damages suffered to be suffered by Shareholders by virtue of the failure of Purchaser to close and complete the transaction contemplated herein in accordance with the terms of this Agreement; and

(d)    If Closing does not occur for any reason or circumstance other than (i) as described in Section 1.2(c) or (ii) as a result of the non-satisfaction of the conditions in Sections 11.1(f) or 11.1(g), Purchaser shall be entitled to the return of the Escrow Amount and all interest earned thereon, and the Escrow Agent shall pay the Escrow Amount and such interest to Purchaser.

ARTICLE 2.

CONSIDERATION FOR TRANSFER

2.1    Purchase Price, Payment. As full consideration for the sale, assignment, transfer and delivery of the Shares by Shareholders to Purchaser, Purchaser shall deliver (or cause to be delivered) to Shareholders, at the Closing, an aggregate $16,350,000 (the “Purchase Price”), payable in the following manner:

(a)    A wire transfer of immediately available funds in an aggregate amount of $6,350,000, less the Escrow Amount and accrued interest; and

(b)    Certificates for an aggregate 8,965,390 exchangeable shares in the capital of Purchaser (the “Exchangeable Shares”).

2.2    Allocation of Purchase Price. The Purchase Price shall be allocated among Shareholders in the proportion set out under the column entitled “Allocation of Purchase Price” adjacent to each Shareholder’s name as set forth on the Schedule of Shareholders.

ARTICLE 3.

PURCHASER'S SECURITIES

3.1    Exchangeable Shares. Purchaser will, prior to the Closing, authorize the sale and issuance 8,965,390 Exchangeable Shares having the rights, privileges, preferences and restrictions set forth in the draft Articles of Amendment of Purchaser attached hereto as Exhibit 3.1.

3.2    Other Agreements.Purchaser and Surge covenant to enter into the Support Agreement and the Exchange Agreement on or prior to the Closing substantially on the terms and in the form of the Support Agreement attached hereto as Exhibit 3.2(a) and in the form of the Exchange Agreement attached hereto as Exhibit 3.2(b), respectively, and Purchaser and Surge agree not to modify the Support Agreement and the Exchange Agreement without the prior written consent of the Shareholder Representative, which consent may not be unreasonably withheld or delayed.

ARTICLE 4.

CLOSING AND CLOSING DELIVERIES

4.1    Closing; Time and Place. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall occur at the offices of Stikeman Elliott LLP, 4300 Bankers Hall West, 888-3rd Street, S.W., Calgary, Alberta T2P 5C5, at 10:00 A.M. (local time) on the latest to occur of: (i) January 18, 2007, (ii) if Purchaser pays the Additional Deposit to the Escrow Agent in accordance with Section 1.2, March 2, 2007, and (iii) such other date as mutually agreed to by the Parties.

For purposes of this Agreement, “Closing Date” shall mean the date as of which the Closing actually takes place, and “Effective Time” shall mean the time as of which the Closing actually takes place.

4.2    Deliveries by Shareholders. At the Closing, Shareholders shall deliver, or cause to be delivered, to Purchaser the following items, duly executed by each Shareholder and Target Company, as applicable, all of which shall be in a form and substance reasonably acceptable to Purchaser and Purchaser’s counsel:

(a)    Stock Certificates. Stock certificates representing the Shares, duly endorsed in blank or accompanied by duly executed assignments or irrevocable security transfer powers of attorney separate from the certificate(s) endorsing the certificates in Purchaser’s name;

(b)    General Release. Releases in the form of Exhibit 4.2(b), executed by Shareholders;

(c)    Resignations. Resignations of all of the directors and officers of Target Company;

(d)    Receipts. Receipts from Shareholders for their portion of the Purchase Price;

(e)    Opinion of Counsel. An opinion of counsel for Shareholders and Target Company substantially in the form of Exhibit 4.2(e);

(f)    Certificate of Representations, Warranties and Covenants. A certificate executed by Target Company’s President, certifying the matters in Section 11.1(a) (the “Closing Certificate”); and

(g)    Shareholder Loans. All promissory notes made by Target Company in favor of any and all Shareholders, marked “cancelled,” and if there is no promissory note, an acknowledgement by each such Shareholder that all Shareholder loans made to the Target Company have been paid in full by the Target Company as of the Effective Time.

4.3    Deliveries by Purchaser. At the Closing, Purchaser shall deliver the following items, duly executed by Purchaser, as applicable, all of which shall be in a form and substance reasonably acceptable to the Requisite Shareholders:

(a)    Wire Transfer. A wire transfer to Burstall Winger LLP on behalf of Shareholders on or before the Closing Date, in an amount equal to the amount set forth in Section 2.1(a) and representing, together with the Escrow Amount and any accrued interest thereon, the aggregate cash component of the Purchase Price to be allocated among Shareholders pursuant to Section 2.2;

(b)    Stock Certificates. Stock certificates for the Exchangeable Shares representing each Shareholder’s allocable portion of the Purchase Price to be paid in Exchangeable Shares as determined in accordance with Section 2.2;

(c)    Certificate of Representations and Warranties. A Certificate executed by Purchaser’s President, certifying the matters in Section 11.2(a); and

(d)    Opinion of Counsel. An opinion of counsel for Purchaser substantially in the form of Exhibit 4.3(e);

(e)    Opinion of Counsel. An opinion of counsel for Surge substantially in the form of Exhibit 4.3(f);

(f)    Other Agreements. The Exchange Agreement and the Support Agreement, each of which shall be fully executed; and

(g)    Shareholder Loans. A wire transfer to Burstall Winger LLP on behalf of Shareholders, in an amount equal to $250,000 and representing the aggregate outstanding Shareholder loans to the Target Company as of the Effective Time.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each Shareholder, severally and not jointly, represents and warrants to Purchaser as of the date hereof as follows:

5.1    Organization and Good Standing. Shareholder (if an Entity) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

5.2    Authority; Binding Nature of Agreements. Shareholder has all requisite power and authority (including full corporate or other Entity power and authority) to execute and deliver this Agreement and all other Transaction Agreements to which it is a party and to carry out the provisions of this Agreement and the other Transaction Agreements. The execution, delivery and performance by Shareholder of this Agreement and the other Transaction Agreements have been approved by all requisite action on the part of Shareholder. This Agreement has been duly and validly executed and delivered by Shareholder. Each of this Agreement and the other Transaction Agreements constitutes, or upon execution and delivery, will constitute, the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

5.3    No Conflicts; Required Consents. The execution, delivery and performance of this Agreement or any other Transaction Agreement by Shareholder do not and will not (with or without notice or lapse of time):

(a)    conflict with, violate or result in any Breach of, or render Shareholders in default of, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by or result in being declared void, voidable or without further binding effect, (i) if Shareholder is an Entity, any provision of its charter, bylaws or other governing documents; (ii) if Shareholder is an Entity, any resolutions adopted by Shareholder’s stockholders, board of directors or committees thereof (or other similar governing body), or partners or members if Shareholder is a partnership or limited liability company; (iii) any of the terms or requirements of any Governmental Approval held by Shareholder or any of its employees or that otherwise relates to Shareholder’s business; (iv) any provision of a Contract to which Shareholder is a party; or (v) result in the imposition or creation of an Encumbrance on or with respect to the Shares.

(b)    give any Governmental Authority or other Person the right to (i) challenge the Transaction; (ii) exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Target Company or any of its Assets are subject; or (iii) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate or modify any Contract to which Shareholder or Target Company is a party; or

(c)    require Shareholder to obtain any Consent or make or deliver any filing or notice to a Governmental Authority.

5.4    Brokers. Granite Financial Group, Inc. has been engaged to act as the exclusive investment banking advisor of the Target Company (the “Granite Engagement”). Except for the Granite Engagement, Shareholders have not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the Transaction.

5.5    Shares. Each Shareholder is the true, lawful registered and beneficial owner of the Shares set forth next to Shareholder’s name on the Schedule of Shareholders with good legal and beneficial title thereto, and as of the Closing, Shareholder will convey such Shares to Purchaser free and clear of any restrictions on transfer (as contained in the articles of Target Company or otherwise), Taxes, Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Shareholder has the exclusive right to sell, assign and transfer the Shares owned by it as provided in this Agreement. The Shares set forth next to Shareholder’s name on the Schedule of Shareholders constitute all of the Shares of capital stock of Target Company owned beneficially or of record by Shareholder. Shareholder is not a party to, nor is there any, option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Shareholder to sell, transfer or otherwise dispose of any capital stock of Target Company. Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Target Company.

5.6    Shareholder Legal Proceedings. There is no Proceeding pending or threatened against any of Shareholders before any Governmental Authority that questions the validity of this Agreement or the other Transaction Agreements.

5.7    Residence of Shareholders. Shareholder is not a non-resident of Canada for purposes of the Tax Act.

5.8    Private Placement.

(a)    Each Shareholder (i) is not located in the United States, (ii) is not a U.S. Person, (iii) is not acquiring the Exchangeable Shares and will not acquire the Surge Securities for the account or benefit of a U.S. Person or a person in the United States, and (iv) did not execute or deliver this Agreement in the United States.

(b)    Each Shareholder understands and agrees that if it decides to offer, sell, pledge or otherwise transfer any of the Surge Securities, it will not offer, sell, pledge or otherwise transfer any of such securities, directly or indirectly, unless such securities are registered for resale under the Securities Act and under any applicable state securities laws, if required, or: (i) the transfer is to Surge; (ii) the transfer is made outside the United States in accordance with the provisions of Regulation S and in compliance with applicable local laws and regulations; (iii) the transfer is made in compliance with an exemption from registration under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; or (iv) the transfer is made in another transaction that does not require registration under the Securities Act or any applicable state securities laws after the seller furnishes to Surge an opinion of outside counsel in form and substance reasonably satisfactory to Surge or other evidence reasonably satisfactory to Surge to such effect. Each Shareholder acknowledges and agrees that it will not engage in any hedging transactions with regard to the Surge Securities unless in compliance with the Securities Act. Each Shareholder acknowledges and agrees that a legend reflecting the restrictions and limitations on transfer and hedging set forth in this Section 5.8(b) will be placed on the certificates representing the Surge Securities, and all certificates issued in exchange therefor or in substitution thereof, until such time as it is no longer required under the Securities Act or applicable state securities laws. Each Shareholder consents to Surge making a notation on its records or giving instructions to any transfer agent for the Surge Securities in order to implement the restrictions on transfer set forth and described herein.

(c)    Each Shareholder understands and acknowledges that the Exchangeable Shares and the Surge Securities have not been registered under the Securities Act or the securities laws of any state of the United States and that the issuance of such securities contemplated hereby will be made in reliance upon an exclusion from such registration requirements and, in the case of the Surge Securities, such securities will be “restricted securities” within the meaning of Rule 144 under the Securities Act. Each Shareholder is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. SHAREHOLDER UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE EXCHANGEABLE SHARES AND SURGE SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF ITS INVESTMENT. Shareholder has no immediate need for liquidity in connection with this investment, does not anticipate that Shareholder will be required to sell its Exchangeable Shares or Surge Securities in the foreseeable future.

(d)    Without in any way limiting the representations set forth above, each Shareholder further understands and agrees not to make any disposition of all or any portion of the Exchangeable Shares unless and until the transferee has agreed in writing for the benefit of Purchaser and Surge to make the representations and agreements set forth in this Section 5.8 and be bound by the provisions of Section 10.6.

(e)    Each Shareholder understands and acknowledges that upon the original issuance of the Surge Securities, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, certificates representing the Surge Securities and all certificates issued in exchange therefor or in substitution thereof, may bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AFTER THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

provided, that, if any of the Surge Securities are being sold pursuant to Rule 144 of the Securities Act, the legend may be removed by delivery to Surge’s transfer agent of an opinion of counsel in form and substance satisfactory to the Surge, to the effect that the legend is no longer required under applicable requirements of the Securities Act or state securities laws.

(f)    Each Shareholder acknowledges that it is not relying upon any Person other than Purchaser and its officers and directors in making Shareholder’s investment or decision to invest in the Exchangeable Shares and the Surge Securities exchangeable therefor.

(g)    Each Shareholder has had the opportunity to obtain independent tax and investment advice respecting entering into this Agreement and completing the transactions contemplated hereby.

(h)    Each Shareholder is acquiring the Exchangeable Shares and will acquire the Surge issuable upon exchange of the Exchangeable Shares for investment for such Shareholder’s own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof in violation of United States federal or state securities laws.

(i)    Each Shareholder has received all the information it considers necessary or appropriate for deciding whether to obtain the Exchangeable Shares as consideration in this Transaction. Each Shareholder has had an opportunity to ask questions and receive answers from Purchaser regarding the rights, preferences and privileges under the Exchangeable Shares and the business, properties, prospects and financial condition of Purchaser and Surge.

(j)    Each Shareholder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of owning the Exchangeable Shares and the Surge Securities. Each Shareholder acknowledges that such Shareholder’s ownership of the Exchangeable Shares involves a high degree of risk and that such Shareholder is able, without materially impairing its financial condition, to hold the Exchangeable Shares for an indefinite period of time and to suffer a complete loss of its investment.

(k)    Each Shareholder understands that the representations, warranties , covenants and acknowledgements set forth in this Section 5.8 constitute a material inducement to Purchaser and Surge to enter into this Agreement.

5.9    Full Disclosure. None of the representations and warranties contained in this Article 5, when all such representations and warranties are read together in their entirety, (i) contains any untrue statement of fact or (ii) omits or will omit to state any fact necessary to make such representations and warranties (in light of the circumstances under which they were made) not misleading.

ARTICLE 6.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as specifically set forth in Schedule 2 (the “Purchaser Disclosure Schedule”) attached to this Agreement (the parts of which are numbered to correspond to the applicable Section numbers of this Agreement), Purchaser hereby represents and warrants as of the date hereof to Shareholders as follows:

6.1    Organization and Good Standing. Purchaser is a corporation duly incorporated, validly existing and in good standing under the ABCA.

6.2    Capitalization.

(a)    The authorized capital of Purchaser consists of an unlimited number of Common Shares and an unlimited number of Exchangeable Shares (collectively, “Purchaser Stock”), of which 1,000 Common Shares designated in the name of Surge and no Exchangeable Shares are and will be, immediately prior to Closing, issued and outstanding. No other shares of capital stock or securities of Purchaser are issued or outstanding.

(b)    There is no: (i) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any Purchaser Stock or that has the right to vote on any matters on which shareholders of Purchaser may vote; (iii) Contract under which Purchaser is or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any of its securities; or (iv) stockholder agreement, voting trust or other agreement, arrangement or understanding that may affect the exercise of voting or any other rights with respect to the securities of Purchaser.

(c)    The Exchangeable Shares to be issued pursuant to Section 2.1(b), upon issuance in consideration for the Shares in the manner contemplated herein, shall be validly issued as fully paid and non-assessable shares in the capital stock of Purchaser in full compliance with all applicable securities laws and other applicable Legal Requirements and will be free and clear of all Encumbrances, other than Encumbrances created by the Transaction Agreements or imposed by federal, state or local securities law or any other regulatory Encumbrances.

6.3    Authority; Binding Nature of Agreements. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and all other Transaction Agreements to which it is a party and to carry out the provisions of this Agreement and the other Transaction Agreements. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Agreements have been approved by all requisite action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser. Each of this Agreement and the other Transaction Agreements constitutes, or upon execution and delivery, will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

6.4    No Conflicts; Required Consents. The execution, delivery and performance of this Agreement or any other Transaction Agreement by Purchaser do not and will not (with or without notice or lapse of time):

(a)    conflict with, violate or result in any Breach of (i) any of the provisions of Purchaser’s articles of incorporation, articles of amendment or bylaws; (ii) any resolutions adopted by Purchaser’s stockholders, or its board of directors or committees thereof; (iii) any of the terms or requirements of any Governmental Approval held by Purchaser or any of its employees or that otherwise relates to Purchaser’s business; (iv) any provision of a Contract to which Purchaser is a party; or (v) any federal, provincial, local or foreign order, writ, injunction, decree, statute, rule or regulation to Purchaser or any of its assets.

(b)    give any Governmental Authority or other Person the right to (i) challenge the Transaction; (ii) exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Purchaser or any of its assets is subject; or (iii) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate or modify any Contract to which Purchaser is a party; or

(c)    require Purchaser to obtain any Consent or make or deliver any filing or notice to a Governmental Authority.

6.5    Brokers. Purchaser has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder’s fees with respect to this Agreement or the Transaction.

6.6    Exchangeable Shares. The Exchangeable Shares will, when issued and delivered in accordance with this Agreement, be duly authorized and validly issued as fully paid and non-assessable Exchangeable Shares.

6.7    Investment Company. Purchaser is not, and as a result of the issuance of the Exchangeable Shares contemplated hereby will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

6.8    Foreign Issuer; No Substantial U.S. Market. Purchaser is a “foreign issuer,” as such term is defined in Regulation S under the Securities Act, with no “substantial U.S. market interest,” as such term is defined in Regulation S under the Securities Act, in the Exchangeable Shares.

6.9    Business of Purchaser. Purchaser was incorporated on June 1, 2006, and has no material assets or material liabilities and to Purchaser’s Knowledge will not have any material assets or material liabilities prior to Closing other than as contemplated by this Agreement or the Transaction Agreements.

6.10   Full Disclosure.

(a)    None of the representations and warranties contained in this Article 6, when all such representations and warranties are read together in their entirety, (i) contains any untrue statement of fact or (ii) omits or will omit to state any fact necessary to make such representations and warranties (in light of the circumstances under which they were made) not misleading.

(b)  Target Company make no representations or warranties (whether in contract or in tort) except as expressly set forth in this Agreement.

(c)  Each of the Shareholders confirms that such Shareholder has not relied on any covenants, representations or warranties outside this Agreement (whether in contract or in tort) and in particular, and without limitation, each of the Shareholders hereby expressly negate any representations or warranties by Purchaser and Surge not contained in this Agreement, the Closing Certificate or the Disclosure Schedule, whether contained in any information memorandum or otherwise.

(d)  The maximum cumulative liability of Purchaser and Surge to Shareholders as a result of any misrepresentations or breach of warranty contained in this Agreement shall not exceed the Purchase Price.

Each representation and warranty set forth in this Agreement is not qualified in any way whatsoever except as explicitly provided therein, will not merge on Closing or by reason of the execution and delivery of any Contract at the Closing, will remain in force on and immediately after the Effective Time, is given with the intention that liability is not limited to Breaches discovered before Closing, is separate and independent and is not limited by reference to any other representation or warranty or any other provision of this Agreement, and is made and given with the intention of inducing Shareholders to enter into this Agreement.

ARTICLE 7.

REPRESENTATIONS AND WARRANTIES CONCERNING TARGET COMPANY

Except as specifically set forth in Schedule 3 (the “Target Disclosure Schedule”) attached to this Agreement (the parts of which are numbered to correspond to the individual Section numbers of this Article 7), Target Company hereby represents and warrants to Purchaser as follows:

7.1    Organization, Good Standing, Qualification. Part 7.1 sets forth Target Company’s jurisdiction of incorporation and each jurisdiction in which Target Company is qualified to do business. Target Company (i) is a corporation duly incorporated, validly existing and in good standing under the ABCA; (ii) is duly qualified and licensed to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business, the operation of its Assets or the ownership or leasing of its properties requires such qualification or licensing; (iii) has full corporate power and authority required to own, lease, use and operate its Assets, to carry on its business as now being conducted and as presently proposed to be conducted, and to perform its obligations under all Contracts.

7.2    Private Issues. Target Company is a “private issuer” as defined in National Instrument 45-106 Prospectus and Registration Exemptions adopted by the Canadian Securities Administrators.

7.3    Charter Documents; Books and Records.

(a)    Target Company has made available to Purchaser accurate, correct and complete copies of (i) the certificate and articles of incorporation and bylaws of Target Company, including all amendments thereto, as presently in effect; (ii) all stock records of Target Company, including Target Company’s stock ledger and copies of any stock certificates issued by Target Company; (iii) all minutes and other records of all meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Target Company, Target’s Board and all committees of Target’s Board (collectively, the “Resolutions”); and (iv) all books of account and other financial records of Target Company.

(b)    The minute books of Target Company accurately and completely reflect all material corporate actions of its stockholders, Target’s Board and any committees of the Target’s Board. The register of shareholders and register of transfers of Target Company contained in its minute books are complete and accurate in all material respects since the date Target Company was formed. The books of account and other financial records of Target Company are accurate and complete and have been maintained in accordance with sound business practices.

(c)    Target Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or Resolutions, and to the Knowledge of Shareholders, no condition or circumstance exists that likely would (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

(d)    Part 7.3(d) accurately sets forth (i) the names of the members of the Target’s Board, (ii) the names of the members of each committee of the Target’s Board, and (iii) the names and titles of Target Company’s officers.

7.4    Capitalization.

(a)    The authorized capital of Target Company consists of an unlimited number of Class “A”, Class “B”, Class “C”, Class “D”, Class “E”, Class “F”, Class “G”, Class “H”, Class “I”, Class “J”, Class “K”, and Class “L” shares of common stock (collectively, “Target Company’s Stock”), of which 800 Class “A” and 6,333,332 Class “I” shares (“Outstanding Target Company Stock”) are and will be, immediately prior to Closing, issued and outstanding. All shares of the Outstanding Target Company Stock are owned by Shareholders in the amounts indicated on the Schedule of Shareholders and are being sold to Purchaser hereunder. No other shares of capital stock or securities of Target Company are issued or outstanding. All Outstanding Target Company Stock has been duly authorized and validly issued, is fully paid and non-assessable, is been issued in full compliance with all applicable securities laws and other applicable Legal Requirements and is free and clear of all Encumbrances.

(b)    There is no: (i) outstanding pre-emptive right, subscription, commitment, option, call, warrant or other right to acquire any securities of Target Company, including the Shares; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any securities of Target Company, including the Shares or that has the right to vote on any matters on which shareholders of Target Company may vote; (iii) Contract under which Target Company is or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any of its securities, including the Shares; or (iv) stockholder agreement, voting trust or other agreement, arrangement or understanding that may affect the exercise of voting or any other rights with respect to the securities of Target Company, including the Shares.

7.5    No Conflicts; Required Consents. The execution, delivery and performance of this Agreement or any other Transaction Agreement by Target Company do not and will not (with or without notice or lapse of time):

(a)    conflict with, violate or result in any Breach of (i) any of the provisions of Target Company’s articles of incorporation or bylaws; (ii) any Resolutions; (iii) any of the terms or requirements of any Governmental Approval held by Target Company or any of its Employees or that otherwise relates to the business or assets of Target Company; (iv) any provision of any Contract to which Target Company is a party; or (v) any federal, provincial, local or foreign order, writ, injunction, decree, statute, rule or regulation to Target Company or any of its Assets.

(b)    give any Governmental Authority or other Person the right to (i) challenge the Transaction; (ii) exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Target Company, or any of Target Company’s assets, is subject; (iii) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate, modify or receive any payment under any Contract to which Target Company is a party; or (iv) revoke, suspend or modify any Governmental Approval;

(c)    cause Target Company or Purchaser to become subject to, or to become liable for the payment of, any Tax, or cause any of Target Company’s assets or properties to be reassessed or revalued by any Tax Authority or other Governmental Authority;

(d)    result in the imposition or creation of any Encumbrance upon or with respect to any of Target Company’s Assets; or

(e)    require Target Company to obtain any Consent or make or deliver any filing or notice to a Governmental Authority.

7.6    No Subsidiaries. Target Company does not own any shares of capital stock or other securities of, or control, directly or indirectly, any other Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity.

7.7    Financial Statements.

(a)    Target Company has made available to Purchaser the following financial statements (collectively, the “Financial Statements”): the audited balance sheet, and the related statements of operations, changes in shareholders’ equity, and cash flows, of Target Company as at September 30, 2006, together with the notes thereto.

(b)    All of the Financial Statements (i) are true, accurate and complete in all respects; (ii) are consistent with the Books and Records of Target Company; (iii) present fairly and accurately the financial condition of Target Company as of the date thereof and the results of operations, changes in shareholder’s equity and cash flows of Target Company for the periods covered thereby; and (iv) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered.

7.8    Absence of Undisclosed Liabilities.

(a)  Target Company has no Liabilities other than (i) those set forth in the Financial Statements; (ii) accounts payable and accrued salaries that have been incurred by Target Company since September 30, 2006, in the Ordinary Course of Business; and (iii) those Liabilities under the Title and Operating Documents and the Contracts identified in Part 7.12(a).

(b)  Target Company will not have any indebtedness for borrowed money at the Closing and will specifically have repaid in full and discharged those certain loans from Shareholders specified in Part 7.8(b).

7.9    Absence of Changes. Since September 30, 2006, (i) Target Company has conducted its business and operations in the Ordinary Course of Business; (ii) no event or circumstance has occurred that could reasonably have, or result in, a Material Adverse Effect on Target Company, the Assets or the Tangibles; and (iii) Target Company has not taken any action, agreed to take any action, or omitted to take any action that would constitute a Breach of Sections 9.1 or 9.2 if such action or omission were taken between the date of this Agreement and the Effective Time.

7.10   Transactions with Affiliates. Except as set forth in the Financial Statements, no Affiliate (a) owns, directly or indirectly, any debt, equity or other interest in any Entity with which Target Company is affiliated, has a business relationship or competes other than Affiliates that own less than five percent (5%) of the issued and outstanding capital stock of a publicly-traded competitor of Target Company; (b) is indebted to Target Company, nor is Target Company indebted (or committed to make loans or extend or guarantee credit) to any Affiliate other than with respect to any of Target Company’s obligations to pay accrued salaries, reimbursable expenses or other standard employee benefits; (c) has any direct or indirect interest in any asset, property or other right used in the conduct of or otherwise related to the business or operations of Target Company; (d) has any claim or right against Target Company, and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Affiliate against Target Company; (e) is a party to any Contract or has had any direct or indirect interest in, any Contract, transaction or business dealing of any nature involving Target Company; or (f) received from or furnished to Target Company any goods or services (with or without consideration) since September 30, 2006.

7.11    Bank Accounts. Part 7.11 sets forth an accurate and complete list of all Bank Accounts, including the names and addresses of the financial institutions in which Target Company has a Bank Account and the names of all persons authorized to draw thereon or with access thereto.

7.12    Material Contracts.

(a)    Part 7.12(a) and Part 7.33 sets forth an accurate, correct and complete list of all Contracts (the “Material Contracts”) to which (x) any of the descriptions set forth below may apply and (y) which involve any payment or obligation or any series of payments or obligations which equal or exceed, or could reasonably be expected to equal or exceed, $50,000 individually or in the aggregate during the term of such Contract, except as otherwise indicated below:

(i)    Real property leases, personal property leases, insurance, Contracts affecting any Target Intellectual Property, Contracts with contractors;

(ii)   Governmental Approvals;

(iii)   Any Contract for capital expenditures or for the purchase of goods or services, except those incurred in the Ordinary Course of Business and to be performed in three (3) months or less;

(iv)    Any Contract obligating Target Company to sell or deliver any product or service at a price which does not cover the cost (including labor, materials and production overhead) plus the customary profit margin associated with such product or service;

(v)    Any Contract involving financing or borrowing of money, or evidencing indebtedness, any liability for borrowed money, any obligation for the deferred purchase price of property (excluding normal trade payables) or guaranteeing in any way any Contract in connection with any Person;

(vi)    Any joint venture, partnership, cooperative arrangement or any other Contract involving a sharing of profits (the proviso in Section 7.12(a)(y) above shall not apply);

(vii)    Any Contract affecting any right, title or interest in or to real property;

(viii)   Any Contract with any Governmental Authority;

(ix)    Any Contract with respect to the discharge, storage or removal of effluent, waste or pollutants;

(x)      Any Contract relating to any license or royalty arrangement;

(xi)    Any power of attorney, proxy or similar instrument (the proviso in Section 7.12(a)(y) above shall not apply);

(xii)    any Contract among shareholders of Target Company (including, without limitation, any voting trust agreement, unanimous shareholder agreement or share pooling agreement) (the proviso in Section 7.12(a)(y) above shall not apply);

(xiii)    Any Contract for the manufacture, service or maintenance of any product of Target Company;

(xiv)    Any Contract for the purchase or sale of any Assets other than in the Ordinary Course of Business or for the option or preferential rights to purchase or sell any assets;

(xv)    Any requirement or output Contract;

(xvi)    Any Contract to indemnify any Person or to share in or contribute to the liability of any Person (the proviso in Section 7.12(a)(y) above shall not apply);

(xvii)    Any Contract for the purchase or sale of foreign currency or otherwise involving foreign exchange transactions;

(xviii)    Any Contract containing covenants not to compete in any line of business or with any Person in any geographical area (the proviso in Section 7.12(a)(y) above shall not apply);

(xix)     Any Contract related to the acquisition of a business or the equity of any other Entity;

(xx)     Any other Contract that involves future payments, performance of services or delivery of goods or materials to or by Target Company, or that otherwise is material to the business or prospects of Target Company;

(xxi)    Any agreement for the purchase, sale, transportation, processing, gathering or storage of electric power, natural gas, natural gas liquids, crude oil or condensate, or any financial product instrument related thereto, involving annual revenues to or payments by any of the Companies in excess of $50,000, in the aggregate;

(xxii)    Any production sharing agreement, balancing agreement, farm-out or farm-in agreement, enhanced oil recovery agreement, utilization and pooling agreement or other similar contract or agreement relating to the exploration, development and production of Petroleum Substances (the proviso in Section 7.12(a)(y) above shall not apply);

(xxiii)    Any take-or-pay agreement or other similar agreement that entitles purchasers of production to receive delivery of Petroleum Substances without paying therefor;

(xxiv)    Any agreement for the sale of any working interests in any oil or gas leases which involves payment to any of the Companies; and

(xxv)    Any proposed arrangement of a type that, if entered into, would be a Contract described in any of (i) through (xxiv) above.

(b)    Target Company has made available to Purchaser accurate, correct and complete copies of all Material Contracts, including all amendments, supplements, modifications and waivers thereof. All Material Contracts are in writing. All nonmaterial contracts of Target Company do not, in the aggregate, represent a material portion of the Liabilities of Target Company.

(c)    To the Knowledge of Target Company, each Material Contract is currently valid and in full force and effect, and is enforceable by Target Company in accordance with its terms.

(d)    To the Knowledge of Target Company, Target Company is not in default, and no party has notified Target Company that it is in default, under any Material Contract. No event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time or as a result of the Transaction) (a) result in a violation or Breach of any of the provisions of any Material Contract; (b) give any Person the right to declare a default or exercise any remedy under any Material Contract; (c) give any Person the right to accelerate the maturity or performance of any Material Contract or to cancel, terminate or modify any Material Contract; or (d) otherwise have a Material Adverse Effect on Target Company in connection with any Material Contract;

(e)    Target Company has not waived any of its rights under any Material Contract; and

(f)     To the Knowledge of Target Company, no other party to such Material Contract is in default in any respect therein.

(g)    To the Knowledge of Target Company, each Person against which Target Company has or may acquire any rights under any Contract is (i) solvent and (ii) able to satisfy such Person’s material obligations and liabilities to Target Company.

(h)    The performance of the Material Contracts will not result in any violation of or failure by Target Company to comply with any Legal Requirement.

(i)     The Material Contracts constitute all of the Contracts necessary to enable Target Company to conduct its business and operations in the manner in which such business and operations are currently being conducted.

7.13    Insurance.  Part 7.13 sets forth an accurate and complete list of all insurance policies, self-insurance arrangements and fidelity bonds, currently in effect, that insure Target Company and its business and Assets (collectively, the “Insurance Policies”). Target Company has made available to Purchaser true, correct and complete copies of all Insurance Policies. Each Insurance Policy is valid, binding, and in full force and effect. Target Company is not in Breach of any Insurance Policy, and no event has occurred which, with notice or the lapse of time, would constitute such a Breach, or permit termination, modification, or acceleration, of any Insurance Policy. Target Company has not received any notice of cancellation or non-renewal of any Insurance Policy. The consummation of the Transaction will not cause a Breach, termination, modification, or acceleration of any Insurance Policy. There is no claim under any Insurance Policy that has been improperly filed or as to which any insurer has questioned, disputed or denied liability.

7.14    Assets.

(a)     Target Company does not warrant title to Assets that are not Tangibles, but does warrant that, except for Permitted Encumbrances, the Assets are now and at the Closing Date will be free and clear of Encumbrances or other burdens created by, through or under it or of which it is otherwise actually aware.

(b)    Target Company has good and marketable title to, is the equitable owner of the Tangibles, including: (i) all Tangibles owned and reflected on the Financial Statements; and (ii) all other Tangibles reflected in its Books and Records as being owned by Target Company. The Tangibles are owned by Target Company free and clear of all Encumbrances of any kind or nature, except for Permitted Encumbrances. The joint venture created between Target Company and North Peace Energy Inc. pursuant to the Joint Venture Agreement is the legal owner of the Tangibles and has good and marketable title to such Tangibles.

(c)    To the Knowledge of Target Company, all Tangibles are (i) in good operating condition and repair, ordinary wear and tear excepted; (ii) suitable and adequate for continued use in the manner in which they are presently being used; (iii) adequate to meet all present requirements of Target Company; and (iv) free of patent defects.

(d)    Target Company:

(i)    is not in default or will be in default on the completion of the Transaction under any Title and Operating Document; or

(ii)   has failed to comply with, perform, observe or satisfy, in any material respect, any term, condition, obligation or liability which has heretofore arisen under the provisions of any Title and Operating Document;

which defaults or failures could reasonably be expected to have a Material Adverse Effect on Target Company.

(e)    as set forth in Part 7.14(e) and except for operating costs incurred in Ordinary Course of the Business, there are no outstanding authorizations for expenditure or other financial commitments respecting the Assets which are due as at the date hereof pursuant to which individual expenditures of greater than $20,000 may be required by Target Company after the Effective Time.

7.15    Real Property. Target Company owns no real property.

7.16    Intellectual Property. Target Company does not own, license or otherwise possesses any rights to use, any trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, registered and unregistered copyrights, patents or applications and registrations (collectively, the “Intellectual Property”). There are no pending or, to the Knowledge of Target Company, threatened claims by any person alleging infringement by Target Company for use of Intellectual Property. The conduct of the business of Target Company does not infringe any Intellectual Property rights of any Person.

7.17    Operation of Assets.

(a)      Except as provided in Part 7.17(a), to Target Company’s Knowledge, Target Company is not a party to a Contract containing area of mutual interest or area of exclusion provisions applicable to or binding on Target Company that materially restricts the right of Target Company to continue its business as currently conducted after Closing.

(b)      No officer, director or consultant of Target Company, any associate or Affiliate of any such person or any party not at arm’s length to Target Company will own or will have or be entitled to any royalty, net profits interest, carried interest or other encumbrance of any nature whatsoever which are based on production from the Assets or any revenue or rights attributed thereto.

(c)      To Target Company’s Knowledge, all operations in respect of the Assets have been conducted in accordance with good oilfield practices in Canada in effect at the time that the operations were conducted.

(d)      Target Company has obtained all material permits, licenses and other authorizations which are required under Legal Requirements to own or operate the Assets.

7.18   Target Company Products and Services. As of the date of this Agreement, Target Company has never manufactured, processed, distributed, shipped or sold any products to third parties.

7.19    Employees and Consultants.

(a)      No Employee of Target Company has been granted the right to continued employment by Target Company or to any material compensation following termination of employment with Target Company.

(b)      Part 7.19(b) sets forth an accurate, correct and complete list of all (i) Employees of Target Company, including each Employee’s name, title or position, present annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, years of service, interests in any incentive compensation plan, and estimated entitlements to receive supplementary retirement benefits or allowances (whether pursuant to a contractual obligation or otherwise) and (ii) individuals who are currently performing services for Target Company related to the business of Target Company who are classified as “consultants” or “independent contractors.” Part 7.20(b) sets forth all (i) bonuses, severance payments, termination pay and other special compensation of any kind paid to, accrued with respect to, or that would be payable to (as a result of the Transaction), any present or former contractor since September 30, 2006; (ii) increases in any Employee’s wage or salary since September 30, 2006 or (iii) increases or changes in any other benefits or insurance provided to any Employees since September 30, 2006.

(c)      Target Company has no collective bargaining agreements with any of its employees. There is no labor union organizing or election activity pending or, to the Knowledge of Shareholders or Target Company, threatened with respect to Target Company.

7.20   Target Company Benefit Plans.

(a)      Target Company:

(i)    has never established or maintained any employee Benefit Plans;

(ii)    is not a party to or bound by or subject to any agreement or arrangement with respect to Benefit Plans;

(iii)   is not a party to or bound by or subject to any collective bargaining agreement or arrangement with any labor union or employee association; or

(iv)   is not a party to or bound by or subject to any written employment agreement, written or oral, consulting or service agreement with or respecting its Employees.

(b)    No collective bargaining agreement is currently being negotiated by Target Company with respect to any Employee. There are no certification proceedings outstanding in respect of the Employees and, to the Knowledge of Shareholders, there are no attempts to organize or certify any of the Employees. There is no current or pending labor strike, dispute, work slowdown or work stoppage against Target Company or, to the Knowledge of Shareholders, threatened against Target Company. To the Knowledge of Shareholders, no trade union or employee association has applied to have Target Company declared a related or successor employer pursuant to any Legal Requirement.

(c)    Target Company has complied with all Legal Requirements related to the employment of its employees, including provisions related to wages, hours, leaves of absence, equal opportunity, occupational health and safety, workers’ compensation, severance, employee handbooks or manuals, collective bargaining and the payment of social security and other Taxes. Target Company has no Liability under any Legal Requirements related to employment and attributable to an event occurring or a state of facts existing prior to the date thereof.

7.21    Compliance with Laws.

(a)      Target Company is, and at all times since the date of its incorporation has been, in full compliance, with each Legal Requirement that is applicable to Target Company or any of Target Company’s properties, Assets, operations or businesses, and no event has occurred, and no condition or circumstance exists, that could reasonably be expected to (with or without notice or lapse of time) constitute, or result directly or indirectly in, a default under, a Breach or violation of, or a failure to comply with, any such Legal Requirement. Target Company has not received any notice from any third party regarding any actual, alleged or potential violation of any Legal Requirement.

(b)      To the Knowledge of Target Company and Shareholders, no Governmental Authority has proposed or is considering any Legal Requirement that could reasonably be expected to affect Target Company or Target Company’s Assets, operations or businesses, or Target Company’s rights thereto, except to the extent that any such Legal Requirement, if adopted or otherwise put into effect, individually or in the aggregate, will not have a Material Adverse Effect on Target Company.

7.22    Governmental Approvals.

(a)      Target Company has all Governmental Approvals that are necessary or appropriate in connection with Target Company’s ownership and use of its Assets or operation of its businesses. Target Company has made all filings with, and given all notifications to, all Government Authorities as required by all applicable Legal Requirements. Each such Governmental Approval, filing and notification is valid and in full force and effect, and there is not, to the Knowledge of Target Company, pending or threatened any Proceeding which could result in the suspension, termination, revocation, cancellation, limitation or impairment of any such Governmental Approval, filing or notification. No violations have been recorded in respect of any Governmental Approvals, and neither Shareholders nor Target Company knows of no meritorious basis therefor. No fines or penalties are due and payable in respect of any Governmental Approval or any violation thereof.

(b)      Target Company has delivered or made available to Purchaser accurate and complete copies of all of the Governmental Approvals, filings and notifications, including all renewals thereof and all amendments thereto.

(c)       No material Governmental Approvals are required on the part of Shareholders or Target Company in connection with the Transaction.

7.23    Proceedings and Orders.

(a)      There is no Proceeding pending or, to the Knowledge of Target Company or Shareholders, threatened against or affecting Target Company, any of Target Company’s Assets, operations or businesses, or Target Company’s rights relating thereto. To Shareholders’ or Target Company’s Knowledge, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

(b)      Neither Target Company, its officers, directors, agents or employees, nor any of Target Company’s Assets, operations or businesses), nor Target Company’s rights relating to any of the foregoing, is subject to any Order or any proposed Order.

(c)      No Proceeding has ever been commenced by or has ever been pending against Target Company.

7.24   Environmental Matters.

(a)      Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) Target Company and, to Shareholders and Target Company’s Knowledge, Target Company has conducted its business in accordance with good oilfield practice and in compliance with all applicable Environmental Laws and holds all applicable environmental Permits, (ii) there has been no release of any Hazardous Substance by Target Company in any manner that could reasonably be expected to give rise to any remedial obligation or corrective action requirement under applicable Environmental Laws, (iii) Target Company has not received in writing any environmental protection order, enforcement order, control order, stop order, remedial order or other administrative complaints, directions or sanctions issued, filed, or imposed by a Governmental Entity pursuant to Environmental Law and having the force of law, or any notices, demand letters or requests for information from any federal, state, local or foreign or provincial Governmental Entity asserting that Target Company may be in violation of, or liable under, any Environmental Law, (iv) to Shareholders and Target Company’s Knowledge no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, or in a manner giving rise to any liability under Environmental Law, from any properties while owned or operated by Target Company or as a result of any operations or activities of Target Company and (v)  neither Target Company nor any of its properties are, or, to the Knowledge of Shareholders and Target Company, threatened to become, subject to any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any Environmental Law or any agreement relating to Environmental Liabilities.

(b)      On or before the Closing, Target Company shall make available to Purchaser all Environmental Documentation in the possession or control of Shareholders or Target Company in respect of the Assets produced for or received by Shareholders or Target Company.

7.25    Taxes.

(a)      Target Company has timely filed all Tax Returns that it was required to file, and such Tax Returns are true, correct and complete in all respects. All Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Target Company with respect to any period ending prior to the date of this Agreement, whether or not shown due or reportable on such Tax Returns, other than Taxes for which adequate accruals have been provided in its Financial Statements. Target Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Target Company has no liability for unpaid Taxes accruing after the date of its latest Financial Statements except for Taxes incurred in the ordinary course of business. There are no liens for Taxes on the properties of Target Company, other than liens for Taxes not yet due and payable.

(b)    Part 7.25(b) lists all Tax Returns filed by Target Company for all taxable periods since its inception, indicates those Tax Returns that have been audited or appealed, and indicates those Tax Returns that currently are subject of audit. To the Knowledge of Shareholders and Target Company, no other audit or appeal of any Tax Return is currently pending or threatened. No claim has ever been made by any Governmental Authority in a jurisdiction where Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Target Company has delivered or made available to Purchaser correct and complete copies of all Tax Returns filed, examination reports, and statements of deficiencies assessed or agreed to by Target Company since its inception. Target Company has not waived any statute of limitations in respect of any Tax or agreed to an extension of time with respect to any Tax assessment or deficiency.

(c)     Target Company is not a party to or bound by any tax indemnity agreement, tax sharing agreement or similar contract. Target Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes.

(d)     Target Company is not obligated under any agreement, contract or arrangement that may result in the payment of any amount that would not be deductible by Target Company.

(e)     Target Company is a taxable Canadian corporation (as defined in the Tax Act), and is duly registered under Subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax.

(f)      Target Company has not acquired property from a non-arm’s length Person, within the meaning of the Tax Act, for consideration, the value of which is less than the fair market value of the property acquired in circumstances which would subject it to a liability under section 160 of the Tax Act.

(g)      For all transactions between Target Company and any non-resident Person with whom any of them was not dealing at arm’s length during a taxation year ending on or before the Effective Time, each has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Tax Act.

7.26    Brokers. Except for the Granite Engagement, Target Company has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the Transaction.

7.27    No Other Agreement. Neither Target Company nor any of its Representatives has entered into any Contract with respect to the sale or other disposition of any Assets or capital stock of Target Company except as set forth in this Agreement.

7.28    Foreign Corrupt Practices.Neither Target Company, nor any of its Representatives has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Target Company (or made by any person acting on its behalf of which Target Company is aware) which is in violation of law.

7.29    No Prepayments. There have been no advances, take or pay or other prepayments with respect to the Assets that would obligate Target Company or Purchaser to deliver Petroleum Substances from the Assets after the Closing without receiving full payment therefor.

7.30    Production Sales Contracts.  There are no production sales contracts pertaining to the Assets that cannot be cancelled at any time upon ninety (90) calendar days (or less) prior notice.

7.31    Calls on Production.None of the Assets are subject to any calls on production.

7.32    Wells.As of the date of this Agreement, Target Company has drilled only the wells set forth in Part 7.32.

7.33    Leases. Part 7.33 sets forth a correct and complete list of all Leases which Target Company owns or in which it has an interest, either directly, as a joint venturer or otherwise. Company owns, holds, posses or lawfully uses in the operation of the business all Leases necessary for the business as it is presently conducted and necessary for ownership and full use of the Assets. To Target Company’s Knowledge and except as set forth in Part 7.33 and for such matters that would not and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(a)      The Leases have been maintained according to their terms, in material compliance with all arrangements to which the Leases are subject;

(b)      The Leases are presently in full force and effect as currently set forth therein;

(c)      No other party to any Lease is in breach or default with respect to any of its obligations thereunder; and

(d)      There has not occurred any event, fact or circumstance that, with or without notice or lapse of time or both, may contravene, conflict with, or result in a violation or breach of, or result in the loss of any benefit to which Target Company is entitled under, or give Target Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of any obligation under, or to cancel, terminate, or modify, any Lease.

7.34        Oil and Gas.

(a)    As of the date of this Agreement, Target Company has no oil or gas production. Target Company has not entered into any agreement or accepted any payment regarding the sale of any Petroleum Substances.

(b)   The Target Company has no third party reports containing information contrary to the information set forth in the report prepared by Sproule Associates Limited dated as of June 30, 2006, and delivered by Target Company to Purchaser for review. The Target Company has no third party reports estimating or evaluating Target Company’s oil or gas reserves or undeveloped lands.

(c)   All rentals, royalties and other payments payable by Target Company have been properly and timely paid and there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any oil and gas leases or other agreements, except, in each case, as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Target Company.

7.35       Derivative Transactions and Hedging. No Derivative Transactions (including each outstanding Petroleum Substances or financial hedging position attributable to the Petroleum Substances production of Target Company) have been entered into by Target Company or for the account of any of its customers as of the date of this Agreement.

7.36        Investment Company. Target Company is not an “investment company,” a company “controlled” by an “investment company,” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

7.37        Disclosure.

(a)    None of the representations and warranties contained in this Article 7, when all such representations and warranties are read together in their entirety, (i) contains any untrue statement of fact or (ii) omits or will omit to state any fact necessary to make such representations and warranties (in light of the circumstances under which they were made) not misleading.

(b)    Target Company and Shareholders make no representations or warranties (whether in contract or in tort) except as expressly set forth in this Agreement.

(c)    Except for the representations and warranties contained in this Agreement, Purchaser acknowledges that it is acquiring the Assets pursuant hereto on a “as is, where is” basis. Purchaser confirms that it has not relied on any covenants, representations or warranties outside this Agreement (whether in contract or in tort) and in particular, and without limitation, Target Company and Shareholders hereby expressly negate any representations or warranties by them not contained in this Agreement, the Closing Certificate or the Disclosure Schedule, whether contained in any information memorandum or otherwise, with respect to:

(i)    any data or information supplied by them to Purchaser or its representatives;

(ii)    the quality, quantity or recoverability of Petroleum Substances within or under the Lands or any lands pooled or unitized therewith;

(iii)    the value of the Assets or the future cash therefrom; or

(iv)    the quality, condition, fitness or merchantability of any tangible depreciable equipment or property interests in which are comprised in the Assets.

(d)    The maximum cumulative liability of Shareholders to Purchaser as a result of any misrepresentations or breach of warranty contained in Article 7 shall not exceed the Purchase Price.

(e)    Each representation and warranty set forth in this Agreement is not qualified in any way whatsoever except as explicitly provided therein, will not merge on Closing or by reason of the execution and delivery of any Contract at the Closing, will remain in force on and immediately after the Effective Time, is given with the intention that liability is not limited to Breaches discovered before Closing (except as otherwise limited by the provisions of Section 1.2(c)), is separate and independent and is not limited by reference to any other representation or warranty or any other provision of this Agreement, and is made and given with the intention of inducing Purchaser to enter into this Agreement.

ARTICLE 8.

REPRESENTATIONS AND WARRANTIES CONCERNING SURGE

Except as disclosed in (i) Surge’s Annual Report on Form 10-KSB for the year ending December 31, 2005, and any Surge SEC Reports filed subsequent to such Form 10-KSB, and (ii) the disclosure letter delivered by Surge to Target Company dated as of the date hereof and attached as Schedule 4 to this Agreement (the “Surge Disclosure Schedule”) (the parts of which are numbered to correspond to the individual Section numbers of this Article 8), and except to the extent the public announcement of the transactions contemplated by the Transaction Agreements affects Surge’s financial conditions, results of operations, expenses, assets or liabilities constitutes an exception to any of the following representations and warranties, Surge hereby represents and warrants to Target Company as follows:

8.1   Organization, Good Standing, Qualification. Surge is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

8.2   Capitalization.

(a)    The capitalization of Surge is as set forth on Part 8.2. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. No other shares of capital stock or securities of Surge are issued or outstanding.

(b)    Other than the Support Agreement and the Exchange Agreement, each of which will be executed prior to the Closing, there is no: (i) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any Surge Stock or that has the right to vote on any matters on which shareholders of Surge may vote; (iii) Contract under which Surge is or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any of its securities; or (iv) stockholder agreement, voting trust or other agreement, arrangement or understanding that may affect the exercise of voting or any other rights with respect to the securities of Surge.

8.3    Authority; Binding Nature of Agreements. Surge has all requisite corporate power and authority to execute and deliver this Agreement and all other Transaction Agreements to which it is a party and to carry out the provisions of this Agreement and the other Transaction Agreements. The execution, delivery and performance by Surge of this Agreement and the other Transaction Agreements have been approved by all requisite action on the part of Surge. This Agreement has been duly and validly executed and delivered by Surge. Each of this Agreement and the other Transaction Agreements constitutes, or upon execution and delivery, will constitute, the legal, valid and binding obligation of Surge, enforceable against Surge in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

8.4    No Conflicts; Required Consents. The execution, delivery and performance of this Agreement or any other Transaction Agreement by Surge do not and will not (with or without notice or lapse of time):

(a)    conflict with, violate or result in any Breach of (i) any of the provisions of Surge’s certificate of incorporation or bylaws; (ii) any resolutions adopted by Surge’s stockholders, or its board of directors or committees thereof; (iii) any of the terms or requirements of any Governmental Approval held by Surge or any of its employees or that otherwise relates to Surge’s business; (iv) any provision of a Contract to which Surge is a party; or (v) any federal, state, local or foreign order, writ, injunction, decree, statute, rule or regulation to Surge or any of its assets.

(b)    give any Governmental Authority or other Person the right to (i) challenge the Transaction; (ii) exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Surge or any of its assets is subject; (iii) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate or modify any Contract to which Surge is a party; or (iv) revoke, suspend or modify any Governmental Approval; or

(c)    require Surge to obtain any Consent or make or deliver any filing or notice to a Governmental Authority.

8.5    No Subsidiaries. Other than Purchaser, Signet and Cynthia, Surge does not own any shares of capital stock or other securities of, or control, directly or indirectly, any other Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity.

8.6    Surge SEC Reports. Surge has filed all forms, reports, schedules, statements and other documents (including all exhibits, notes, and schedules thereto and documents incorporated by reference therein) required to be filed by it under the Securities Act and Exchange Act during the 12 months immediately preceding the date of this Agreement (collectively, as supplemented and amended since the time of filing, the “Public Disclosure Documents”). The Public Disclosure Documents (i) at the time filed, with respect to all of the Public Disclosure Documents other than registration statements filed under the Securities Act, or at the time of their respective effective dates, with respect to registration statements filed under the Securities Act, complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time filed or at the time of their respective effective dates, as the case may be (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Public Disclosure Documents or necessary in order to make the statements in such Public Disclosure Documents, in the light of the circumstances under which they were made, not misleading.

8.7    Surge Financial Statements

(a)     Each of the financial statements (including, in each case, any related notes) contained in the Public Disclosure Documents at the time filed or at the time of their respective effective dates, as the case may be, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly presented the financial position of Surge at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

8.8    Absence of Undisclosed Liabilities. Surge has no Liabilities other than (i) those set forth in the Financial Statements; and (ii) accounts payable and accrued salaries that have been incurred by Surge since September 30, 2006, in the Ordinary Course of Business.

8.9    Absence of Changes. Since September 30, 2006, (i) Surge has conducted its business and operations in the Ordinary Course of Business; and (ii) no event or circumstance has occurred that could reasonably have, or result in, a Material Adverse Effect on Surge.

8.10         Transactions with Affiliates. Except as set forth in the Financial Statements, no officer or director of Surge (a) owns, directly or indirectly, any debt, equity or other interest in any Entity with which Surge is affiliated, has a business relationship or competes other than officers or directors of Surge that own less than five percent (5%) of the issued and outstanding capital stock of a publicly-traded competitor of Surge; (b) is indebted to Surge, nor is Surge indebted (or committed to make loans or extend or guarantee credit) to any officer or director of Surge other than with respect to any of Surge’s obligations to pay accrued salaries, reimbursable expenses or other standard employee benefits; (c) has any direct or indirect interest in any asset, property or other right used in the conduct of or otherwise related to the business or operations of Surge; (d) has any claim or right against Surge, and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any officer or director of Surge against Surge; (e) is a party to any Contract or has had any direct or indirect interest in, any Contract, transaction or business dealing of any nature involving Surge; or (f) received from or furnished to Surge any goods or services (with or without consideration) since September 30, 2006.

8.11        Compliance with Laws.

(a)    Surge is, and at all times since the date of its incorporation has been, in full compliance with each Legal Requirement that is applicable to Surge or any of Surge’s properties, assets, operations or businesses, and no event has occurred, and no condition or circumstance exists, that could reasonably be likely to (with or without notice or lapse of time) constitute, or result directly or indirectly in, a default under, a Breach or violation of, or a failure to comply with, any such Legal Requirement. Surge has not received any notice from any third party regarding any actual, alleged or potential violation of any Legal Requirement.

(b)    To the Knowledge of Surge, no Governmental Authority has proposed or is considering any Legal Requirement that could reasonably be likely to affect Surge or Surge’s Assets, operations or businesses, or Surge’s rights thereto, except to the extent that any such Legal Requirement, if adopted or otherwise put into effect, individually or in the aggregate, will not have a Material Adverse Effect on Surge.

8.12          Governmental Approvals. Surge has all Governmental Approvals that are necessary or appropriate in connection with Surge’s operation of its businesses. Surge has made all filings with, and given all notifications to, all Government Authorities as required by all applicable Legal Requirements. Each such Governmental Approval, filing and notification is valid and in full force and effect, and there is not pending or threatened any Proceeding which could result in the suspension, termination, revocation, cancellation, limitation or impairment of any such Governmental Approval, filing or notification. No violations have been recorded in respect of any Governmental Approvals, and to the Knowledge of Surge, there is no meritorious basis therefor. No fines or penalties are due and payable in respect of any Governmental Approval or any violation thereof.

8.13         Proceedings and Orders.

(a)    There is no Proceeding pending or, to the Knowledge of Surge, threatened against or affecting Surge. To Surge’s Knowledge, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

(b)    Neither Surge, its officers, directors, agents or employees, is subject to any Order or any proposed Order.

(c)    No Proceeding has ever been commenced by or has ever been pending against Surge.

8.14        Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) to Surge’s Knowledge, Surge has conducted its business in accordance with good oilfield practice and in compliance with all applicable Environmental Laws and holds all applicable environmental Permits, (ii) there has been no release of any Hazardous Substance by Surge in any manner that could reasonably be expected to give rise to any remedial obligation or corrective action requirement under applicable Environmental Law, (iii) Surge has not received in writing any environmental protection order, enforcement order, control order, stop order, remedial order or other administrative complaints, directions or sanctions issued, filed, or imposed by a Governmental Entity pursuant to Environmental Law and having the force of law, or any notices, demand letters or requests for information from any federal, state, local or foreign or provincial Governmental Entity asserting that Surge may be in violation of, or liable under, any Environmental Law, (iv) to Surge’s Knowledge, no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, or in a manner giving rise to any liability under Environmental Law, from any properties while owned or operated by Surge or as a result of any operations or activities of Surge and (v)  neither Surge nor any of its properties are, or, to the Knowledge of Surge, threatened to become, subject to any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities.

8.15        Taxes.

(a)    Surge has timely filed all Tax Returns that it was required to file, and such Tax Returns are true, correct and complete in all respects. All Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Surge with respect to any period ending prior to the date of this Agreement, whether or not shown due or reportable on such Tax Returns, other than Taxes for which adequate accruals have been provided in its Financial Statements. Surge has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Surge has no liability for unpaid Taxes accruing after the date of its latest Financial Statements except for Taxes incurred in the ordinary course of business. There are no liens for Taxes on the properties of Surge, other than liens for Taxes not yet due and payable.

(b)    Surge is not a party to or bound by any tax indemnity agreement, tax sharing agreement or similar contract. Surge is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes.

8.16         Brokers. Surge has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder’s fees with respect to this Agreement or the Transaction.

8.17         Foreign Corrupt Practices. Surge has not (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Surge (or made by any person acting on its behalf of which Surge is aware) which is in violation of law.

8.18         Oil and Gas.

(a)    Surge has no oil or gas production and has not entered into any agreement or accepted any payment regarding the sale of any Petroleum Substances.

(b)    Surge has no report estimating proved oil and gas reserves of Surge.

(c)    All rentals, royalties and other payments payable by Surge have been properly and timely paid and there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any oil and gas leases or other agreements, except, in each case, as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Surge.

(d)    All equipment, personal property, fixtures and real property improvements included in Surge’s assets, including all gathering lines, pipelines, meter stations, compressors and compressor stations, valves, pumps, tanks and other equipment, are in operable state adequate to maintain normal operations in a manner consistent with the past practices of Surge. Surge has title to or an interest in its respective personal property sufficient to allow Surge to conduct its business, as currently being conducted, without material adverse interference.

8.19        Derivative Transactions and Hedging. No Derivative Transactions (including each outstanding Petroleum Substances or financial hedging position attributable to the Petroleum Substances production of Surge) have been entered into by Surge.

8.20         Investment Company; Shell Company. Surge is not, and as a result of the issuance of the Surge Securities contemplated hereby will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended. Surge is not a “shell company” as such term is defined in Rule 12b-2 of the Exchange Act.

8.21         Surge Securities. The Surge Securities are duly authorized and reserved for issuance and, upon issuance, shall be validly issued as fully paid and non-assessable shares in the capital stock of Surge in full compliance with all applicable United States federal and state and Canadian securities laws and other applicable Legal Requirements and will be free and clear of all Encumbrances.

8.22         Full Disclosure.

(a)    None of the representations and warranties contained in this Article 8, when all such representations and warranties are read together in their entirety, (i) contains any untrue statement of fact or (ii) omits or will omit to state any fact necessary to make such representations and warranties (in light of the circumstances under which they were made) not misleading.

(b)    Surge make no representations or warranties (whether in contract or in tort) except as expressly set forth in this Agreement.

(c)    Each of the Shareholders confirms that such Shareholder has not relied on any covenants, representations or warranties outside this Agreement (whether in contract or in tort) and in particular, and without limitation, each of the Shareholders hereby expressly negate any representations or warranties by Purchaser and Surge not contained in this Agreement, the Closing Certificate or the Disclosure Schedule, whether contained in any information memorandum or otherwise.

(d)    The maximum cumulative liability of Purchaser and Surge to Shareholders as a result of any misrepresentations or breach of warranty contained in this Agreement shall not exceed the Purchase Price.

Each representation and warranty set forth in this Agreement is not qualified in any way whatsoever except as explicitly provided therein, will not merge on Closing or by reason of the execution and delivery of any Contract at the Closing, will remain in force on and immediately after the Effective Time, is given with the intention that liability is not limited to Breaches discovered before Closing, is separate and independent and is not limited by reference to any other representation or warranty or any other provision of this Agreement, and is made and given with the intention of inducing Shareholders to enter into this Agreement.

ARTICLE 9.

PRE-CLOSING COVENANTS

9.1    Target Company’s Conduct of the Business Prior to Closing. During the period from the date of this Agreement through the Closing Date (the “Pre-Closing Period”), Target Company shall, and shall cause its Representatives to:

(a)    Conduct its business and operations only in the Ordinary Course of Business and only as contemplated and authorized by the Joint Venture Agreement, except as otherwise specifically permitted by this Agreement;

(b)    Pay all of its Liabilities and Taxes when due, subject to good faith disputes over such Liabilities or Taxes;

(c)    Maintain insurance coverage in amounts adequate to cover the reasonably anticipated risks of Target Company;

(d)    Use Best Efforts to (i) preserve intact all rights of Target Company and the current business organization of Target Company, (ii) keep available the services of the current officers, employees and agents of Target Company, (iii) maintain good relationships with employees, licensors, licensees, suppliers, contractors, distributors, customers, and others having business dealings with Target Company, and (iv) operate, or cause to be operated, the Assets in a good and workmanlike manner and in the usual, regular and ordinary manner consistent with past practices;

(e)    Confer with Purchaser concerning operational matters of a material nature;

(f)    Report periodically to Purchaser concerning the status of the business, operations and finances of Target Company;

(g)    Preserve in full force and effect all Title and Operating Documents, insurance and agreements that relate to the Assets; and

(h)    Consult with Purchaser prior to voting under any operating, joint venture, partnership or similar agreement or electing to non-consent any operation under an operating agreement, including the Joint Venture Agreement.

9.2    Restrictions on Target Company’s Conduct of the Business Prior to Closing. During the Pre-Closing Period, Target Company shall not, and shall cause its Representatives not to:

(a)    Enter into, create, incur or assume (i) any borrowings under capital leases or (ii) any obligations which would have a Material Adverse Effect on Target Company or Purchaser’s ability to conduct Target Company’s business and operations in substantially the same manner and condition as currently conducted by Target Company;

(b)    Acquire by merging or consolidating with, or by purchasing any equity securities or assets (which are material, individually or in the aggregate, to Target Company) of, or by any other manner, any business or any Entity;

(c)    Sell, transfer, lease, license or otherwise encumber any of its Assets;

(d)    Enter into any agreements or commitments with another Person, except on commercially reasonable terms in the Ordinary Course of Business;

(e)    Violate any Legal Requirement applicable to Target Company;

(f)    Violate, terminate or amend any Contract or Governmental Approval;

(g)    Commence a Proceeding other than for injunctive relief on the grounds that Target Company has suffered immediate and irreparable harm not compensable in money damages if Target Company has obtained the prior written consent of Purchaser, such consent not to be unreasonably withheld;

(h)    Declare, authorize or pay any dividends on, make any other distributions with respect to, or redeem, repurchase or otherwise acquire any of its capital stock;

(i)    Purchase, lease, license or otherwise acquire any assets, except for supplies acquired by Target Company in the Ordinary Course of Business;

(j)    Make any capital expenditure in excess of $50,000, individually or in the aggregate, except for operations conducted pursuant to the Joint Venture Agreement or pursuant to AFEs specified in Part 7.14(e);

(k)    Write off as uncollectible, or establish any extraordinary reserve with respect to, any indebtedness;

(l)    Provide any credit, loan, advance, guaranty, endorsement, indemnity, warranty or mortgage to any Person, including any of the customers, stockholders, officers, employees or directors of Target Company;

(m)    Borrow from any Person by way of a loan, advance, guaranty, endorsement, indemnity, or warranty;

(n)    Discharge any Encumbrance, indebtedness or other Liability in excess of $50,000, individually or in the aggregate, except for Liabilities reflected or reserved against in the Financial Statements and accounts payable in the Ordinary Course of Business;

(o)    Change its credit practices, accounting methods or practices or standards used to maintain its books, accounts or business records;

(p)    Change the terms of its accounts or other payables or take any action directly or indirectly to cause or encourage any acceleration or delay in the payment, collection or generation of its accounts;

(q)    Incur or become subject to any Liability or Encumbrance, contingent or otherwise, except current Liabilities in the Ordinary Course of Business or pursuant to the Title and Operating Documents;

(r)    Make any material change affecting Target Company’s business or operations, including (i) changes in wholesaler alignments, inventory levels, management organization or personnel arrangements with sales brokers, market research projects, working capital levels (payables and receivables); (ii) changes in discretionary costs, such as maintenance and repairs, research and development, and training; (iii) any capital expenditures or deferrals of capital expenditures; (iv) deviations from operating budgets or plans on sales and profitability; or (v) other than in the Ordinary Course of Business, change any of its business policies, including, pricing, purchasing, production, personnel, sales, returns, budget or product acquisition policies;

(s)    Amend its Certificate of Incorporation or Bylaws;

(t)    Split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in lieu of, or in substitution for, shares of its capital stock;

(u)    Issue, sell, dispose of or encumber, or authorize the issuance, sale, disposition or encumbrance of, any shares of its capital stock or grant, enter into or accept any options, warrants, convertible securities or other rights to acquire any shares of such capital stock or any other ownership interest in Target Company;

(v)    Hire any new employee other than in the Ordinary Course of Business, terminate any officer or key employee of Target Company, increase the annual level of compensation of any existing employee, establish or adopt any Benefit Plan, or grant any bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant;

(w)    Make any severance payments to any employee, officer or director, except payments made pursuant to written agreements outstanding as of the date of this Agreement;

(x)    Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(y)    Fail to maintain Target Company’s assets and properties in good repair, order and condition, reasonable wear and tear excepted;

(z)     Enter into any “non-compete” or similar agreement that would materially restrict the businesses of Target Company following the Closing or that would in any way restrict the businesses of Purchaser or its affiliates or take any action that may impose new or additional material regulatory requirements on Target Company or any affiliate of Purchaser;

(aa)    Become a party to any Derivative Transaction;

(bb)    Take any action or undertake any commitment which would have, or which would reasonably be expected to have, an adverse effect on the Petroleum and Natural Gas Rights (including failing to make payments or fund any obligation or working interest which would result in, or which would reasonably be expected to result in, a reduction in the Petroleum and Natural Gas Rights);

(cc)    Fail to provide Purchaser with any details relating to any proposed acquisition of or application for Lands, including full details of any minimum exploration commitment in connection therewith, except to the extent it would violate applicable law to do so;

(dd)    Amend or otherwise modify any of the Leases or the Joint Venture Agreement as each is in effect as of the date of this Agreement; and

(ee)    Enter into any Contract or agree, in writing or otherwise, to take any of the actions described in Section 9.2(a) through (dd) above, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder.

9.3    No Solicitation. During the Pre-Closing period, neither Target Company nor any of Shareholders shall, directly or indirectly, (i) initiate, solicit or encourage (including by way of furnishing information regarding Target Company’s business or operations) any inquiries, or make any statements to third parties which may reasonably be expected to lead to any proposal concerning the sale of Target Company, the business or operations of Target Company (whether by way of merger, purchase of capital shares, purchase of assets or otherwise) (a “Competing Transaction”); or (ii) hold any discussions or enter into any agreements with, or provide any information or respond to, any third party concerning a proposed Competing Transaction or cooperate in any way with, agree to, assist or participate in, solicit, consider, entertain, facilitate or encourage any effort or attempt by any third party to do or seek any of the foregoing. If at any time the Pre-Closing Period, Target Company or any Shareholder is approached in any manner by a third party concerning a Competing Transaction (a “Competing Party”), Target Company shall promptly inform Purchaser regarding such contact and furnish Purchaser with a copy of any inquiry or proposal, or, if not in writing, a description thereof, including the name of such Competing Party, and Target Company shall keep Purchaser informed of the status and details of any future notices, requests, correspondence or communications related thereto, except to the extent disclosure of such information will result in a breach of the fiduciary duties of Target Company’s board of directors.

9.4    Certain Notifications.

(a)    Target Company. During the Pre-Closing Period, Target Company shall promptly notify Purchaser in writing regarding any:

(i)    Action taken by Target Company not in the Ordinary Course of Business and any circumstance or event that could reasonably be expected to have a Material Adverse Effect on the business and operations of Target Company;

(ii)    Fact, circumstance, event, or action by a Shareholder or Target Company (i) which, if known on the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement; or (ii) the existence, occurrence, or taking of which would result in any of the representations and warranties of any Shareholder or Target Company contained in this Agreement or in any Transaction Agreement not being true and correct when made or at Closing;

(iii)    Breach of any covenant or obligation of any Shareholder or Target Company hereunder; and

(iv)    Circumstance or event which will result in, or could reasonably be expected to result in, the failure of any Shareholder or Target Company to timely satisfy any of the closing conditions specified in Article 11 of this Agreement.

(b)    Purchaser and Surge. During the Pre-Closing Period, Purchaser and Surge shall promptly notify Target Company in writing regarding any:

(i)    Action taken by Purchaser or Surge not in the Ordinary Course of Business and any circumstance or event that could reasonably be expected to have a Material Adverse Effect on the business and operations of Purchaser or Surge;

(ii)    Fact, circumstance, event, or action by Purchaser or Surge (i) which, if known on the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement; or (ii) the existence, occurrence, or taking of which would result in any of the representations and warranties of Purchaser or Surge contained in this Agreement or in any Transaction Agreement not being true and correct when made or at Closing;

(iii)    Breach of any covenant or obligation of Purchaser or Surge hereunder;

(iv)    Circumstance or event which will result in, or could reasonably be expected to result in, the failure of Purchaser or Surge to timely satisfy any of the closing conditions specified in Article 11 of this Agreement; and

(v)    Promptly disclose the terms and conditions of any issuance of equity by either Purchaser or Surge, provided such disclosure would (i) not result in a breach of the provisions of any agreement relating thereto, (ii) be a violation of applicable securities laws, (iii) result in any breach of the fiduciary duties of the board of directors of either Purchaser or Surge, and (iv) prior to receiving any such information, Target Company shall execute a confidentiality agreement mutually acceptable to Target Company and Surge regarding the disclosure and use of such information. Target Company shall have an opportunity to promptly and reasonably comment to Purchaser or Surge, as applicable, on any information disclosed pursuant to this Section 9.4(b)(v); however, any terms and conditions relating to any issuance of equity by Purchaser or Surge, as applicable, shall be determined and agreed to in the sole and absolute discretion of Purchaser or Surge, as applicable.

9.5    Updating the Disclosure Schedules.

(a)    Target Company Disclosure Schedule. If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 9.4(a) would require a change to the Target Disclosure Schedule if the Target Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Target Company shall promptly deliver to Purchaser an update to the Target Disclosure Schedule specifying such change and shall use its Best Efforts to remedy same, as applicable; provided, however, that no such update shall be deemed to supplement or amend the Target Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Target Company or any of Shareholders in this Agreement or (ii) determining whether any of the conditions set forth in Article 11 have been satisfied.

(b)    Purchaser and Surge Disclosure Schedules. If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 9.4(b) would require a change to either Purchaser Disclosure Schedule or the Surge Disclosure Schedule if either such Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Purchaser and Surge shall promptly deliver to Target Company an update to each such Disclosure Schedule specifying such change and shall use its Best Efforts to remedy same, as applicable; provided, however, that no such update shall be deemed to supplement or amend any such Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Purchaser or Surge in this Agreement or (ii) determining whether any of the conditions set forth in Article 11 have been satisfied.

9.6    Access to Information. During the Pre-Closing Period, Target Company shall: (i) afford Purchaser and its Representatives and prospective lenders and their Representatives (collectively, “Purchaser Advisors”) free and complete access during regular business hours, and in a manner so as not to interfere with the normal business operations of Target Company, to all premises, properties (including subsurface testing), personnel, Persons having business relationships with Target Company (including suppliers, licensors, auditors and engineers), Books and Records (including Tax records), Contracts, Assets and documents of or pertaining to Target Company; (ii) furnish Purchaser and Purchaser’s Advisors with all financial, operating and other data and information related to the business and operations of Target Company (including copies thereof), as Purchaser may reasonably request; and (iii) otherwise cooperate and assist, to the extent reasonably requested by Purchaser’s and Purchaser’s Advisors, with Purchaser and Purchaser Advisors’ investigation of the business and operations of Target Company. No information or knowledge obtained in any investigation pursuant to this Section 9.6 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

9.7    Best Efforts. During the Pre-Closing Period, each of Purchaser, Surge, Target Company and Shareholders shall use their respective Best Efforts to cause to be fulfilled and satisfied all of the conditions to Closing set forth in Article 11 to which they are responsible for satisfying.

9.8    Compliance with Privacy Laws.

(a)    Each of Shareholders acknowledges and confirms that Target Company has complied in all material respects at all times with Privacy Laws which govern the collection, use and disclosure of Personal Information disclosed to Purchaser pursuant to or in connection with this Agreement (the “Disclosed Personal Information”). Each of Shareholders hereby covenants and agrees to advise Purchaser of all purposes for which Disclosed Personal Information was initially collected from or in respect of the Employee to which that Disclosed Personal Information relates and all additional purposes where such Shareholder has notified the Employee of that additional purpose, and disclosure of Personal Information, if any, unless that use or disclosure is permitted or authorized by law, without notice to, or consent from, that Employee; provided, however, that in such case Shareholder shall have advised Purchaser of the legislative provisions on which Shareholder is relying.

(b)    Before Closing, none of the parties shall use the Disclosed Personal Information for any purposes other than those related to the performance of this Agreement and the completion of the Transaction.

(c)    Each of the parties acknowledges and confirms that the disclosure of Personal Information is necessary for the purposes of determining if the parties shall proceed with the Transaction, and that the disclosure of Personal Information relates solely to the carrying on of the business, or the completion of the Transaction.

(d)    Purchaser shall at all times keep strictly confidential all Disclosed Personal Information provided to it, and shall instruct those employees responsible for processing such Disclosed Personal Information to protect the confidentiality of that information in a manner consistent with Purchaser’s obligations hereunder. Purchaser shall ensure that access to the Disclosed Personal Information shall be restricted to those employees or service providers of Purchaser who have a bona fide need to access that information in order to fulfill their obligations in the course of their employment or in providing services to Purchaser.

(e)    The parties shall fully co-operate with one another, with the Employees to whom the Personal Information relates, and any Governmental Authority charged with enforcement of Privacy Laws, in responding to inquiries, complaints, requests for access, and claims in respect of Disclosed Personal Information.

(f)    Purchaser undertakes, after Closing, to utilize the Disclosed Personal Information only for those purposes for which the Disclosed Personal Information was initially collected from or in respect of the applicable Employees.

(g)    If Closing does not occur, on the request of any Shareholder, Purchaser shall forthwith cease all use of the Disclosed Personal Information acquired by Purchaser in connection with this Agreement and will return to such Shareholder or, at such Shareholder’s request, destroy in a secure manner, the Disclosed Personal Information (and any copies thereof) and provide such Shareholder with a certificate of a senior officer of Purchaser confirming such destruction.

ARTICLE 10.

POST CLOSING COVENANTS

10.1   Cooperation. After the Closing, upon the request of Purchaser, each of Shareholders shall (i) execute and deliver any and all further materials, documents and instruments of conveyance, transfer or assignment as may reasonably be requested by Purchaser to effect, record or verify the transfer to, and vesting in Purchaser, of Shareholders’ right, title and interest in and to the Shares, free and clear of all Encumbrances, in accordance with the terms of this Agreement; and (ii) cooperate with Purchaser, at Purchaser’s expense, to enforce the terms of any Contracts, including terms relating to confidentiality and Intellectual Property Rights, and to contest or defend against any Proceeding relating to the Transaction or to the operation of Target Company’s business and operations before the Effective Time. After the Closing, Seller shall (a) cooperate with Purchaser in its efforts to continue and maintain for the benefit of Purchaser those business relationships of Target Company existing prior to the Closing and relating to the business to be operated by Target Company after the Closing; and (b) promptly deliver to Purchaser (i) any mail, packages and other communications addressed to Target Company relating to Target Company and (ii) any cash or other property that any Shareholder receives and that properly belongs to Target Company, including any insurance proceeds, payments with respect to Receivables, and interest payable thereon. No Shareholder or any of its officers, employees, agents or stockholders shall take any action that would tend to diminish the value of Target Company after the Closing or that would interfere with the business of Target Company or Purchaser to be engaged in after the Closing, including disparaging the name or business of Target Company, Purchaser or Surge.

10.2   Area of Exclusion. As of the Closing Date, an area of exclusion is hereby established for a period of two (2) years from the Effective Time to include any interest in Oil Sands Rights underlying those lands within the boundaries of the area outlined in blue on Exhibit 10.2 (the “Exclusion Area”). Each of Shareholders, for themselves and for each of their respective Affiliates, hereby agrees that if such Shareholder or any of such Shareholder’s Affiliates acquires any right or interest within the Exclusion Area during the such two (2) year term other than a right or interest made available through Surge or Purchaser, within 30 days of that acquisition, 100% of such right or interest shall be immediately offered to Purchaser for a like amount of the consideration expended by Shareholder, or its Affiliate, for such right or interest, whether such consideration be monetary, incurred obligations or otherwise.

10.3    Nondisclosure.  After the Effective Time, except as may be required for Tax purposes or other regulatory purposes, neither Shareholders nor any of their respective successors and assigns shall (a) retain any document, databases or other media embodying any confidential or proprietary know-how which constitutes the assets or properties of Target Company or use, publish or disclose to any third person any such confidential or proprietary know-how. In the event of any termination of this Agreement, (i) Shareholders shall treat, and cause Target Company to treat, as confidential and proprietary and shall not disclose or use, directly or indirectly, in any manner whatsoever, or permit others under its control to disclose or to use, any information concerning Purchaser, Surge or their respective businesses or products obtained pursuant to or in connection with the Transaction which are the subject matter of this Agreement, unless such information is or becomes a matter of public knowledge through no fault of any Shareholder or Target Company and (ii) Shareholders shall promptly return, and cause Target Company to return, to Purchaser or Surge, as applicable, upon written request all written information and documents received from any other party, its affiliates, accountants or counsel, in connection with such Transaction, including all copies thereof. The provisions of this Section 10.3 shall survive any termination of this Agreement.

10.4    Registration Statement.

(a)      Within 45 days following the Closing, Surge covenants to prepare and file with the SEC a registration statement on Form SB-2 (“SB-2 Registration Statement”) registering the Surge Securities for resale by Shareholders. Surge covenants to keep the SB-2 Registration Statement effective for up to two years following the date the SB-2 Registration Statement becomes effective or, if earlier, until Shareholders have completed the distribution related thereto. Surge shall prepare and file with the SEC such amendments and supplements to the SB-2 Registration Statement and the prospectus used in connection with such SB-2 Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the SB-2 Registration Statement. Surge shall furnish to Shareholders such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Surge Securities owned by them. Surge shall notify each Shareholder by written notice to the address set forth on the books of Purchaser (unless Purchaser is notified in writing of a different address for a Shareholder) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the SB-2 Registration Statement as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(b)      Notwithstanding anything to the contrary in Section 10.4(a), if Surge becomes eligible to register the Surge Securities on Form S-3, Purchaser shall cause Surge to (i) prepare and file with the SEC a registration statement on Form S-3 (“S-3 Registration Statement”) registering the Surge Securities for resale by Shareholders; and (ii) Surge shall keep the S-3 Registration Statement effective for a period of up to three years following the date the SB-2 Registration Statement (as opposed to the S-3 Registration Statement) became effective or, if earlier, until Shareholders have completed the distribution related thereto. At such time as the SEC declares the S-3 Registration Statement effective, Surge shall no longer have any obligations under Section 10.4(a). Surge shall furnish to Shareholders such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Surge Securities owned by them. Surge shall notify each Shareholder by written notice to the address set forth on the books of Purchaser (unless Purchaser is notified in writing of a different address for a Shareholder) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the S-3 Registration Statement as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(c)      It shall be a condition precedent to the obligations of Surge to take any action under this Section 10.4 that the selling Shareholders shall furnish to Surge such information regarding themselves, the Surge Securities held by them and the intended method of disposition of such securities as may be reasonably requested by Surge and as shall be required to effect the registration of their Surge Securities.

10.5    General Release. Promptly following the Effective Time, the Target Company shall execute and deliver a release in the form of Exhibit 10.5 to the Shareholder Representative.

10.6    Private Placement

(l)       Each time a Shareholder desires to acquire Surge Securities in exchange for Exchangeable Shares, such Shareholder shall provide Surge with a Subscription Agreement substantially in the form of Exhibit 10.6 to this Agreement. Surge is hereby required to refuse to register any transfer of any Surge Securities issued to Shareholders (and all certificates issued in exchange therefor or in substitution thereof) not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

ARTICLE 11.

CONDITIONS TO CLOSING

11.1    Conditions to Purchaser’s Obligation to Close. Purchaser’s obligation to purchase the Shares and to take the other actions required to be taken by Purchaser at the Closing shall be subject to the satisfaction, on or prior to the Effective Time, of each of the following conditions, any of which may be waived by Purchaser in writing:

(a)      Representations, Warranties and Covenants. (i) Each of the representations and warranties made by Target Company and Shareholders in this Agreement and in each of the Transaction Agreements shall have been true and correct in all material respects (considered collectively and individually) as of the date of this Agreement and shall be true and correct in all material respects (considered collectively and individually) as of the Effective Time (or, to the extent such representations and warranties speak only as of an earlier date, they shall be true and correct in all material respects as of such earlier date); (ii) each of the representations and warranties of Target Company and Shareholders in this Agreement that contain an express materiality qualification shall have been true and correct in all respects (considered collectively and individually) as of the date of this Agreement and shall be true and correct in all respects (considered collectively and individually) as of the Effective Time (or, to the extent such representations and warranties speak only as of an earlier date, they shall be true and correct in all respects as of such earlier date); and (iii) Target Company and Shareholders shall have performed, in all material respects (considered collectively and individually), all covenants and obligations in this Agreement required to be performed by Target Company and Shareholders as of the Effective Time;

(b)      Documents. Target Company and Shareholders shall have delivered, or caused to be delivered, to Purchaser all of the documents and agreements set forth in Section 4.2;

(c)      Consents. Target Company and Shareholders shall have delivered, or cause to be delivered, to Purchaser all Consents identified in each Disclosure Schedule and all other Consents required for (i) the consummation of the Transaction; and (ii) to prevent a Breach or termination of any Contract, and each such Consent shall be in full force and effect;

(d)      Opinion of Counsel. Shareholders shall have delivered to Purchaser an Opinion of Shareholders’ counsel, substantially in the form attached hereto as Exhibit 4.2(e); and

(e)      Shareholder Approval. To the extent required under applicable Legal Requirements or the Certificate of Incorporation or Bylaws of any Shareholder, this Agreement and the consummation of the Transaction shall have been approved and adopted by the requisite vote of the stockholders of such Shareholder;

(f)      No Proceedings. Since the date of this Agreement, no third party Proceeding shall have been commenced or threatened against Purchaser, or against any Representative of Purchaser (a) involving any challenge to, or seeking Damages or other relief in connection with, the Transaction; or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the Transaction;

(g)      Financing. Purchaser shall have obtained on terms and conditions satisfactory to it all of the financing it needs to consummate the Transaction and fund the working capital requirements of Target Company after the Closing;

(h)      Stock Ownership and Sale Proceeds. Since the date of this Agreement, no claim shall have been made or threatened by any Person asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, Target Company (including the Shares), or (b) is entitled to all or any portion of the Purchase Price payable for the Shares; and

(i)      No Prohibition. Neither the consummation nor the performance of the Transaction will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Purchaser or any Person affiliated with Purchaser to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Authority.

11.2   Conditions to Shareholders’ Obligation to Close. Shareholders’ obligation to sell the Shares and to take the other actions required to be take by Shareholders at the Closing shall be subject to the satisfaction, on or prior to the Effective Time, of each of the following conditions, any of which may be waived by the Requisite Shareholders in writing:

(a)      Representations, Warranties and Covenants. (i) Each of the representations and warranties made by Purchaser and Surge in this Agreement and in each of the Transaction Agreements shall have been true and correct in all material respects (considered collectively and individually) as of the date of this Agreement and shall be true and correct in all material respects (considered collectively and individually) as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, they shall be true and correct in all material respects as of such earlier date); (ii) each of the representations and warranties of Purchaser and Surge in this Agreement that contain an express materiality qualification shall have been true and correct in all respects (considered collectively and individually) as of the date of this Agreement and shall be true and correct in all respects (considered collectively and individually) as of the Effective Time (or, to the extent such representations and warranties speak only as of an earlier date, they shall be true and correct in all respects as of such earlier date); and (iii) Purchaser and Surge shall have performed, in all material respects (considered collectively and individually), all covenants and obligations in this Agreement required to be performed by Purchaser and Surge as of the Effective Time; and

(b)       Documents. Purchaser shall have delivered to Shareholders (or to Burstall Winger LLP) all of the documents, agreements and other items set forth in Section 4.3.

11.3    Conditions to Obligations of Each Party to Close. The respective obligations of each party to this Agreement to consummate the Transaction shall be subject to the satisfaction, on or prior to the Effective Time, of each of the following condition(s), any of which may be waived by Purchaser or the Requisite Shareholders, as applicable, in writing:

(a)      No Legal Impediments to Closing. There shall not be in effect any Order issued by any Governmental Authority preventing the consummation of the Transaction, seeking any Damages as a result of the Transaction, or otherwise affecting the right or ability of Purchaser or Target Company to own, operate or control the business and operations of Target Company and its properties, nor shall any Proceeding be pending that seeks any of the foregoing. There shall not be any Legal Requirement prohibiting Shareholders from selling or Purchaser from owning, operating or controlling the Shares or Target Company, or that makes this Agreement or the consummation of the Transaction illegal.

ARTICLE 12.

TERMINATION

12.1    Circumstances for Termination. At any time prior to the Closing, this Agreement may be terminated by written notice explaining the reason for such termination (without prejudice to other remedies which may be available to the parties under this Agreement, at law or in equity):

(a)      by the mutual written consent of Purchaser and the Requisite Shareholders;

(b)      by either Purchaser or the Requisite Shareholders if (i) the non-terminating party is in material Breach of any material provision of this Agreement and such Breach shall not have been cured within thirty (30) days of receipt by such party of written notice from the terminating party of such Breach; and (ii) the terminating party is not, on the date of termination, in material Breach of any material provision of this Agreement;

(c)      by either Purchaser or the Requisite Shareholders if (i) the Closing has not occurred on or prior to the Closing Date (as determined pursuant to Section 1.2) for any reason; and (ii) the failure of the terminating party to fulfill any obligation under this Agreement has not been the cause of, or resulted in, the failure of the closing of the transactions contemplated by this Agreement to have occurred on or before the Closing Date (as determined pursuant to Section 1.2); or

(d)      by either Purchaser or the Requisite Shareholder if (i) satisfaction of a closing condition of the terminating party in Article 11 is impossible; and (ii) the terminating party is not, on the date of termination, in material Breach of any material provision of this Agreement.

12.2    Effect of Termination. If this Agreement is terminated in accordance with Section 12.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in this Article 12; provided, however, that nothing herein shall relieve any party from liability for the Breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE 13.

INDEMNIFICATION

13.1    Survival of Representations and Covenants.

(a)      Subject to Section 13.1(c), the representations, warranties, covenants and obligations of each party to this Agreement shall survive (i) the Closing; (ii) any sale or other disposition of any or all of the Shares by Purchaser; and (iii) the death or dissolution of any party to this Agreement. All of such representations, warranties, covenants and obligations shall remain in full force and effect and shall survive indefinitely unless a shorter period of time is set forth expressly in Section 13.1(c).

(b)      The representations, warranties, covenants and obligations of Shareholders, Target Company, Purchaser and Surge and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.

(c)      Subject to Section 13.1(d), (i) all representations and warranties of Shareholders, Purchaser, Target Company and Surge shall survive for a period of one (1) year (i.e., 12 calendar months) following the Closing Date (the “Survival Period”); provided, however, that if a Claim Notice (as defined below) relating to any representation or warranty is given to the indemnifying party on or prior to the applicable Survival Period, then, notwithstanding anything to the contrary contained in this Section 13.1(c), such representation or warranty shall not so expire, but rather shall remain in full force and effect until such time as such claim has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of Shareholders and Purchaser or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

(d)      Notwithstanding anything to the contrary contained in Section 13.1(c), if the indemnifying party had knowledge, on or prior to the Closing Date, of any fact, event or circumstance that constitutes or that has given rise or could be expected to give rise, directly or indirectly, to any Breach of any representation or warranty of the indemnifying party set forth in Article 5, in the case of Shareholders, Article 6 in the case of Purchaser, Article 7 in the case of Shareholders or Target Company, or Article 8 in the case of Surge, without disclosing such fact, event or circumstance, on the applicable Disclosure Schedule, then such representation or warranty shall not expire, but rather shall remain in full force and effect for an unlimited period of time (regardless of whether any Claim Notice relating to such representation or warranty is ever given).

(e)      For purposes of this Agreement, a “Claim Notice” relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the indemnifying party a written notice stating that such Indemnitee believes that there is or has been a Breach of such representation or warranty and containing (i) a description in reasonable detail of the circumstances supporting such Indemnitee’s good faith belief that there is or has been such a Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such Breach.

(f)      For purposes of this Agreement, each statement or other item of information set forth in any Disclosure Schedule shall be deemed to be a representation and warranty made in this Agreement.

13.2   Indemnification By Shareholders.

(a)      Shareholders, severally and not jointly, shall hold harmless and indemnify each of Purchaser Indemnitees from and against, and shall compensate and reimburse each of Purchaser Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of Purchaser Indemnitees or to which any of Purchaser Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

(i)    any Breach of any of the representations or warranties made by Shareholders or Target Company in this Agreement, in the Closing Certificate or in any of the other Transaction Agreements;

(ii)    any Breach of any representation, warranty, statement, information or provision contained in any Disclosure Schedule;

(iii)    any Breach of any covenant or obligation of any Shareholder or Target Company contained in any of the Transaction Agreements; and

(iv)    any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause “(i),” “(ii),”or “(iii)” above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 13.2).

(b)     Shareholders acknowledge and agree that, if Target Company suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of Target Company as an Indemnitee) Purchaser shall also be deemed, by virtue of its ownership of the stock of Target Company, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

13.3   Indemnification By Purchaser and Surge.

Purchaser and Surge, jointly and severally, shall hold harmless and indemnify each of Shareholder Indemnitees from and against, and shall compensate and reimburse each of Shareholder Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of Shareholder Indemnitees or to which any of Shareholder Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

(a)    any Breach of any of the representations or warranties made by Purchaser or Surge in this Agreement or in the Closing Certificate;

(b)    any Breach of any representation, warranty, statement, information or provision contained in any Disclosure Schedule delivered by Surge or Purchaser;

(c)    any Breach of any covenant or obligation of Purchaser or Surge contained in any of the Transaction Agreements;

(d)    any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause “(a),” “(b),” or “(c)” above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 13.3).

13.4    Environmental Indemnity. Purchaser has taken into account Purchaser’s assumption of responsibility for Environmental Liabilities and Abandonment and Reclamation Obligations and the release of Shareholders from responsibility therefor when Purchaser evaluated the Assets and determined the Purchase Price. Surge, Purchaser and Target Company shall be liable for, and in addition indemnify Shareholders from and against all Environmental Liabilities and all Damages in respect thereto, arising from the conduct of Target Company on, prior to or subsequent to the Closing Date and all Abandonment and Reclamation Obligations. Surge, Purchaser and Target Company shall not be entitled to exercise and hereby waive any rights or remedies Surge, Purchaser or Target Company may now or in the future have against Shareholders in respect of such Environmental Liabilities or the Abandonment and Reclamation Obligations, whether such rights and remedies are pursuant to the common law or statute or otherwise, including without limitation, the right to name Shareholder as a third party to any action commenced by any third party against Surge, Purchaser or Target Company.

13.5    No Contribution. Each Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Target Company in connection with any indemnification obligation or any other Liability to which he may become subject under or in connection with this Agreement.

13.6    Defense of Third Party Claim.

(a)      In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against Purchaser, against any other Indemnitee or against any other Person) with respect to which any of Shareholders may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Article 13, Purchaser shall have the right, at its election, to designate a representative of Shareholders (the “Shareholder Representative”) to assume the defense of such claim or Proceeding at the sole expense of Shareholders. If Purchaser so elects to designate Shareholder Representative to assume the defense of any such claim or Proceeding:

(i)    Shareholder Representative shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to Purchaser;

(ii)    Purchaser shall make available to Shareholder Representative any non-privileged documents and materials in the possession of Purchaser that may be necessary to the defense of such claim or Proceeding;

(iii)    Shareholder Representative shall keep Purchaser informed of all material developments and events relating to such claim or Proceeding;

(iv)    Purchaser shall have the right to participate in the defense of such claim or Proceeding;

(v)    Shareholder Representative shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of Purchaser; and

(vi)    Purchaser may at any time (notwithstanding the prior designation of Shareholder Representative to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

(b)      If Purchaser does not elect to designate Shareholder Representative to assume the defense of any such claim or Proceeding (or if, after initially designating Shareholder Representative to assume such defense, Purchaser elects to assume such defense), Purchaser may proceed with the defense of such claim or Proceeding on its own. If Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

(i)    all expenses relating to the defense of such claim or Proceeding (whether or not incurred by Purchaser) shall be borne and paid exclusively by Shareholders;

(ii)    Shareholders shall make available to Purchaser any documents and materials in the possession or control of either of Shareholders that may be necessary to the defense of such claim or Proceeding;

(iii)    Purchaser shall keep Shareholder Representative informed of all material developments and events relating to such claim or Proceeding; and

(iv)    Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of Shareholder Representative; provided, however, that Shareholder Representative shall not unreasonably withhold such consent.

13.7    Exercise Of Remedies By Indemnitees Other Than Parties To This Agreement. No Indemnitee (other than the parties to this Agreement or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the respective party to this Agreement entitled to indemnification (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

13.8    Interest. Any Shareholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Article 13 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which Shareholder Representative received the notice in Section 13.1 and ending on the date on which the liability of Shareholder to such Indemnitee is fully satisfied by such Shareholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1    Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) or which are reasonably necessary for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement. The parties shall execute, if necessary, Form T2057 of the Tax Act to enable the Shareholders to defer, if possible and where applicable, Canadian capital gains tax arising from the transactions contemplated under the Agreement.

14.2    Fees and Expenses.

(a)      Shareholders shall bear and pay all fees, costs and expenses (including legal, accounting and other professional advisory fees and expenses) not paid in full in cash by the Target Company prior to the Effective Time that have been incurred or that are in the future incurred by, on behalf of or for the benefit of Shareholders or Target Company in connection with: (i) the negotiation, preparation, review, execution and delivery of any letter of intent or similar document relating to any of the transactions contemplated by this Agreement; (ii) the investigation and review conducted by Shareholders, Target Company and their respective Representatives with respect to the transactions contemplated by this Agreement; (iii) the negotiation, preparation and review of this Agreement, the other Transaction Agreements and all assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of the transactions contemplated by this Agreement; and (v) the consummation and performance of the transactions contemplated by this Agreement.

(b)      Purchaser and Surge shall bear and pay all fees, costs and expenses (including legal, accounting and other professional advisory fees and expenses) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of Purchaser and Surge in connection with: (i) the negotiation, preparation, review, execution and delivery of any letter of intent or similar document relating to any of the transactions contemplated by this Agreement; (ii) the investigation and review conducted by Purchaser, Surge and their respective Representatives with respect to the transactions contemplated by this Agreement; (iii) the negotiation, preparation and review of this Agreement, the other Transaction Agreements and all assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of the transactions contemplated by this Agreement; and (v) the consummation and performance of the transactions contemplated by this Agreement.

14.3    Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

14.4    Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telex, cable or telecopy (with hard copy to follow) or sent by reputable overnight express courier (charges prepaid), or (ii) three (3) Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications shall be sent to the addresses indicated below:

If to Purchaser:
Cold Flow Energy ULC
c/o Surge Global Energy, Inc.
12220 El Camino Real, Suite 410
San Diego, CA 92130
Telephone: (858) 704-5018
Facsimile: (858) 704-5011

With a copy to:
Steven Anapoell, Esq.
Greenberg Traurig, LLP
650 Town Center Drive, 17th Floor
Costa Mesa, California 92626
Telephone: (714) 708-6504
Facsimile: (714) 708-6501

- and -

Keith Chatwin, Esq.
Stikeman Elliott LLP
4300 Bankers Hall West
888-3rd Street, S.W.
Calgary, Alberta T2P 5C5
Telephone: (403) 266-9000
Facsimile:  (403) 266-7822

If to Target Company:                c/o Keith Templeton
Burstall Winger LLP
1600, 333 - 7th Avenue S.W.
Calgary, Alberta
Telephone: (403) 264-1915
Facsimile: (403) 233-2131

If to any Shareholders:

To the respective addresses listed on Schedule 1

With a copy to:
Keith Templeton
Burstall Winger LLP
1600, 333 - 7th Avenue S.W.
Calgary, Alberta
Telephone: (403) 264-1915
Facsimile: (403) 233-2131

If to Surge:
Surge Global Energy, Inc.
12220 El Camino Real, Suite 410
San Diego, CA 92130
Telephone: (858) 704-5018
Facsimile: (858) 704-5011

With a copy to:
Steven Anapoell, Esq.
Greenberg Traurig, LLP
650 Town Center Drive, 17th Floor
Costa Mesa, California 92626
Telephone: (714) 708-6504
Facsimile: (714) 708-6501

- and -

Keith Chatwin, Esq.
Stikeman Elliott LLP
4300 Bankers Hall West
888-3rd Street, S.W.
Calgary, Alberta T2P 5C5
Telephone: (403) 266-9000
Facsimile:  (403) 266-7822

14.5    Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of Alberta, Canada and the laws of Canada applicable therein (without giving effect to principles of conflicts of laws).

14.6    Successors and Assigns. This Agreement shall inure to the benefit of, be enforceable by, and be binding upon: Surge and its successors and assigns (if any); Purchaser and its successors and assigns (if any); Shareholders, and their personal representatives, executors, administrators, estate, heirs, successors and assigns (if any); and Target Company and its successors and assigns (if any). Neither this Agreement nor any benefits, rights or obligations under this Agreement shall be assignable by any party, by operation of Legal Requirement or otherwise, without the prior express written consent of the other parties, which consent may be arbitrarily withheld.

14.7    Remedies Cumulative; Specific Performance. Subject to the limitations on remedies set forth in Section 1.2(c), the rights and remedies of the parties hereto shall be cumulative and not alternative. The parties hereto agree that: (a) in the event of any Breach or threatened Breach by any party hereto of any covenant, obligation or other provision set forth in this Agreement, the other parties shall be entitled (in addition to any other remedy that may be available to them) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither such other parties nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

14.8    Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Transaction will be issued, if at all, at such time and in such manner as Purchaser determines. Unless consented to by Purchaser in advance or required by Legal Requirements, prior to the Closing, Shareholders shall, and shall cause Target Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Shareholders and Purchaser will consult with each other concerning the means by which Target Company’s employees, customers, and suppliers and others having dealings with Target Company will be informed of the Transaction, and Purchaser will have the right to be present for any such communication.

14.9    Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

14.10   Counterparts. This Agreement may be executed in several counterparts, each of which counterpart, when executed and delivered, shall constitute an original and all of which, when taken together, shall constitute one agreement and a signed counterpart delivered by facsimile or other electronic means shall be considered as valid as an original counterpart.

14.11   Waiver.

(a)        No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)      No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

14.12  Disclosure Schedule. In the event of any inconsistency between the statements in the body of this Agreement and those in any Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

14.13  Parties in Interest. Except for the provisions of Article 13 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of Target Company shall have any rights under this Agreement or under any of the other Transaction Agreements, and (ii) no creditor of Target Company or any Shareholder shall have any rights under this Agreement or any of the other Transaction Agreements.

14.14  Entire Agreement. This Agreement, the Confidentiality Agreement and the other Transactional Agreements set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof (including any letter of intent).

14.15  Amendments. This Agreement (including the schedules hereto) may not be amended, modified, altered or supplemented except by means of a written instrument duly executed and delivered by all of the parties hereto.

14.16  Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

14.17  Construction. For purposes of this Agreement, including the Exhibits hereto, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement and have been inserted solely for convenience of reference and are not intended to be complete or accurate description of the contents thereof. All references to time in this Agreement are references to local time in Calgary, Alberta. Reference to “and” and “or” shall be deemed to mean “and/or.”

14.18  Time is of the Essence. Time shall be of the essence of this Agreement.

14.19  Survival. Each Shareholder’s obligations and liability under this Agreement and the other Transaction Agreements shall survive such Shareholder’s death (and shall be binding upon such Shareholder’s personal representatives, executors, administrators, estate, heirs and successors) and shall not be limited in any way by: (i) any failure on the part of Purchaser or any other Purchaser Indemnitee to exercise any right or assert any claim against any Shareholder or Target Company; (ii) the dissolution or insolvency of, or the appointment of any receiver, conservator or liquidator for, or the commencement of any bankruptcy, reorganization, moratorium, arrangement or other proceeding by, against or with respect to, any Shareholder or Target Company; or (iii) any merger or consolidation of any Shareholder with or into any other Entity.

14.20  Compelled Disclosure of Information. Notwithstanding anything to the contrary in the Confidentiality Agreement, in the event that Surge, Purchaser or any of their respective Representatives are requested pursuant to, or required by, applicable law or regulation (including, without limitation, any rule, regulation or policy statement of any national securities exchange, market or automated quotation system on which any of Surge’s or Purchaser’s securities are listed or quoted) or by legal process to disclose any Confidential Information, Surge or Purchaser shall provide Target Company with advanced notice of such request or requirement, to the extent reasonably possible, in order to enable Target Company (a) to seek an appropriate protective order or other remedy, (b) to consult with Surge or Purchaser with respect to Target Company’s taking steps to resist or narrow the scope of such request or legal process or (c) to waive compliance, in whole or in part, with the terms of the Confidentiality Agreement. In the event that such protective order or other remedy is not obtained, or Target Company waives compliance, in whole or in part, with the terms of the Confidentiality Agreement, Surge, Purchaser or their respective Representatives, as the case may be, shall use commercially reasonable efforts to disclose only that portion of the Confidential Information which Surge or Purchaser is legally required to be disclosed and exercise its commercially reasonable efforts to cooperate with Target Company to obtain reliable assurances that confidential treatment will be accorded to the Confidential Information so disclosed. To the extent any provision of this Section 14.20 conflicts with the provisions of the Confidentiality Agreement, the provisions of this Section 14.20 shall control.

[Signatures Follow On a Separate Page]

IN WITNESS WHEREOF, the parties have signed this Agreement on the date first written above and each of the individuals signing below warrants that he or she has the authority to sign for and on behalf of the respective parties.

PURCHASER:
COLD FLOW ENERGY ULC
By: ___________________________________________ Name: _________________________________________ Title: __________________________________________

SURGE:
SURGE GLOBAL ENERGY, INC.
By: ___________________________________________ Name: _________________________________________ Title: __________________________________________

TARGET COMPANY:
PEACE OIL CORP.
By: ___________________________________________ Name: _________________________________________ Title: __________________________________________

SHAREHOLDERS OF PEACE OIL:
1229679 ALBERTA INC.
By: ___________________________________________ Name: _________________________________________ Title: __________________________________________

1216848 ALBERTA LTD.
By: ___________________________________________ Name: _________________________________________ Title: __________________________________________

______________________________________________	______________________________________________
Witness	Jeff Cairns individually and as trustee of the Cairns Family Trust

______________________________________________	______________________________________________
Witness	Dale Fisher individually and as trustee of the Fisher Family Trust

______________________________________________	______________________________________________
Witness	Paul Jacobson as trustee of the Stouthearted Trust

______________________________________________	______________________________________________
Witness	Peter Liu as trustee of the Liu Family Trust

______________________________________________	______________________________________________
Witness	Edward Ma as trustee of the Ma Family Trust

EXHIBIT A

CERTAIN DEFINITIONS

“ABCA” means the Business Corporations Act (Alberta) and the regulations promulgated thereunder, as from time to time amended.

“Abandonment and Reclamation Obligations” means all obligations to abandon the Wells and restore and reclaim the surface sites thereof, to decommission and remove the facilities and equipment comprised in the Tangibles and restore and reclaim the surface sites thereof and to reclaim and restore the lands to which the Surface Rights relate, including such obligations relating to Wells which were abandoned prior to the Effective Time.

“Additional Deposit” shall have the meaning specified in Section 1.2.

“AFE” shall mean an authorization for expense pursuant to the Joint Venture Agreement as set forth in Part 7.14(e) of the Target Disclosure Schedule.

“Affiliate” means, as to a Person, any other Person controlling, controlled by or under common control with that Person where “control”, “controlling” or “controlled” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities or by contract, partnership agreement, trust arrangement or other means, either directly or indirectly, that results in control in fact; provided that direct or indirect ownership of shares of a corporation carrying more than 50% of the voting rights shall constitute control of that corporation; and further provided that:

(a) Target Company and each of its subsidiaries shall be conclusively deemed to be Affiliates of Shareholders as to any matter or thing relating to the period before the Closing; and

(b) Target Company and each of its subsidiaries shall be conclusively deemed to be Affiliates of Purchaser as to any matter or thing relating to the period from and after the Closing.

“Agreement” shall mean the Stock Purchase Agreement to which this Exhibit A is attached (including each Disclosure Schedule and all other schedules and exhibits attached hereto or thereto), as it may be amended from time to time.

“Assets” means the Petroleum and Natural Gas Rights, the Tangibles, and the Miscellaneous Interests.

“Bank Accounts” means all bank accounts, lock boxes, safe deposit boxes and the contents thereof which contain any assets of Target Company.

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“Benefit Plans” means all plans and arrangements to which Target Company is a party or by which Target Company is bound or under which Target Company has, or will have, any liability or contingent liability, relating to:

(a) arrangements relating to retirement savings or pensions, including pension plans, pensions or supplemental pensions whether registered or unregistered, funded or unfunded, “registered retirement savings plans” (as defined in the Tax Act), “registered pension plans” (as defined in the Tax Act) and “retirement compensation arrangements” (as defined in the Tax Act);

(b) any and all employment benefits and plans relating to disability or wage continuation during periods of absence from work (including short term disability and long term disability), hospitalization, health, medical or dental treatments or expenses, life insurance, death or survivor’s benefits and supplementary employment insurance, in each case regardless of whether or not those benefits are insured or self-insured; or

(c) any and all employment benefits and plans relating to bonuses, incentive pay or compensation, performance compensation, deferred compensation, profit sharing or deferred profit sharing, share purchase, share option, stock appreciation, phantom stock, vacation or vacation pay, sick pay, severance or termination pay, employee loans or separation from service benefits, and any other type of arrangement providing for compensation additional to base pay or salary;

with respect to any of its Employees or former Employees (or any dependants or beneficiaries of any such Employees or former Employees), other than statutory plans with which Target Company is required to comply, including the Canada Pension Plan and the Canada Employment Insurance Plan, and plans administered pursuant to applicable provincial health and workers’ compensation legislation.

“Best Efforts” shall mean the efforts that a prudent Person desiring to achieve a particular result would use in similar circumstances to achieve such result as expeditiously as possible; provided, however, that a person required to use his Best Efforts under this Agreement will not be thereby required to take actions that would result in a materially adverse change in the benefits to such person of this Agreement and the Transaction, or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

“Books and Records” means all books and records of Target Company and its subsidiaries, including financial, corporate, operations and sales books, inventory and other asset records, books of account, sales and purchase records, the Title and Operating Documents, customer files, production data, equipment maintenance data, accounting records, sales and promotional data, advertising materials, cost and pricing information, supplier lists, customer lists, business reports, plans and projections and all other similar documents, surveys, plans, files, records, correspondence, and other data and information, financial or otherwise, including all data and information stored on computer-related or other electronic media.

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“Breach” shall mean the occurrence of any inaccuracy in or breach of, or any failure to comply with or perform, a representation, warranty, covenant, obligation or other provision of any Contract and this Agreement.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by law to be closed in Calgary, Alberta.

“Closing” shall have the meaning specified in Section 4.1.

“Closing Certificate” shall have the meaning specified in Section 4.2(f).

“Closing Date” shall have the meaning specified in Section 4.1.

“Common Shares” means common shares in the capital stock of Purchaser.

“Competing Party” shall have the meaning specified in Section 9.3.

“Competing Transaction” shall have the meaning specified in Section 9.3.

“Confidentiality Agreement” means that certain Confidentiality Agreement dated September 27, 2006, between Target Company and Surge.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).

“Contract” shall mean any agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or undertaking of any nature (whether written or oral and whether express or implied), whether or not legally binding, including, without limitation, production sales contracts, farmout agreements, operating agreements, service agreements and similar arrangements.

“Cynthia” shall mean Cynthia Holdings Limited.

“Damages” shall mean and include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, accounting fee, expert fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

3

“Disclosed Personal Information” shall have the meaning specified in Section 9.8(a).

“Disclosure Schedule” means any of the Surge Disclosure Schedule, the Purchaser Disclosure Schedule or the Target Disclosure Schedule.

“Distribution Compliance Period” shall have the meaning specified in Section 5.8(c).

“Effective Time” shall have the meaning specified in Section 4.1.

“Employees” means all individuals employed by Target Company or any of its subsidiaries, including those employees on long term disability leave or other absence.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, pre-emptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, unincorporated associations, unincorporated syndicate, unincorporated organization, joint venture, estate, trust (or a natural person’s capacity as trustee, executor, administrator or other legal representative) or company (including any limited liability company, unlimited liability company or joint stock company).

“Environmental Documentation” means all environmental site assessments, environmental audits, environmental reports and other reports relating to the application of Environmental Law to Target Company or the Assets.

“Environmental Law” shall mean any Legal Requirement relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at the date hereof.

“Environmental Liabilities” means all liabilities in respect of the environment which relate to the Assets or which arise in connection with the ownership thereof or operations pertaining thereto, including, without limitation, liabilities related to or arising from:

(a) transportation, storage, use or disposal of toxic or hazardous substances;

(b) release, spill, escape or emission of toxic or hazardous substances; or

(c) pollution or contamination of or damage to the environment;

4

including, without limitation, liabilities to compensate Third Parties for damages and losses resulting from the items described in items (a), (b) and (c) above (including, without limitation, damage to property, personal injury and death) and obligations to take action to prevent or rectify damage to or otherwise protect the environment and, for purposes of this Agreement, “the environment” includes, without limitation, the air, the surface and subsurface of the earth, bodies of water (including, without limitation, rivers, streams, lakes and aquifers) and plant and animal life (including humans) but does not include Abandonment and Reclamation Obligations.

“Escrow Agent” shall have the meaning specified in Section 1.2;

“Escrow Agreement” shall have the meaning specified in Section 1.2.

“Escrow Amount” shall mean the sum of the Initial Deposit and the Additional Deposit, if any, plus all accrued interest on the Initial Deposit and Additional Deposit.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchangeable Shares” shall have the meaning specified in Section 2.1.

“Exchange Agreement” means that certain Voting and Exchange Trust Agreement among Purchaser, Surge and Computershare Trust Company of Canada to be dated as of the Closing Date substantially in the form of Exhibit 3.2(b).

“Exclusion Area” shall have the meaning specified in Section 10.2.

“Financial Statements” shall have the meaning specified in Section 7.7(a).

“GAAP” means Canadian generally accepted accounting principles in effect on the date on which they are to be applied pursuant to this Agreement, applied consistently throughout the relevant periods.

“Governmental Approval” shall mean any: (a) permit, license, certificate, concession, approval, consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.

“Governmental Authority” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

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“Granite Engagement” shall have the meaning specified in Section 5.4.

“Hazardous Substance” shall mean any substance listed, defined, identified, designated, judicially interpreted, classified or regulated as hazardous, toxic, radioactive or dangerous under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Authority or any Environmental Law as a toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

“Initial Deposit” shall have the meaning specified in Section 1.2.

“Indemnitee” shall mean Shareholder Indemnitees and Purchaser Indemnitees.

“Insurance Policies” shall have the meaning specified in Section 7.13.

“Intellectual Property” shall have the meaning specified in Section 7.16.

“Joint Venture Agreement” means that certain Joint Venture Agreement dated December 12, 2005 between Target Company and North Peace Energy Inc., as in effect on the date of this Agreement, relating to the rights and obligations of the parties to certain lands.

“Knowledge” An individual shall be deemed to have “Knowledge” of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter or (ii) (except when Knowledge is stated to be “actual Knowledge”) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. An Entity shall be deemed to have “Knowledge” of a particular fact or other matter if any of its respective directors, officers or employees, if any, with the authority to establish policy for such Entity has actual knowledge of such fact or other matter after due and diligent inquiry.

“Lands” means the lands set forth and described in Part 7.33, subject to restrictions and exclusions as to geological formations and Petroleum Substances as may appear in Part 7.33 but only insofar as rights to the Petroleum Substances underlying those lands are granted by the Leases.

“Leases” means the leases, licenses, reservations, permits and other documents of title including without limitation, those set forth and described in Part 7.33, by virtue of which the holder thereof is entitled to drill for, win, take, own or remove the Petroleum Substances within, upon or under the Lands or by virtue of which the holder thereof is deemed to be entitled to a share of Petroleum Substances produced or removed or a share in the proceeds from, or measured or calculated by reference to a value, price, quantity or quality of Petroleum Substances which are produced or the rights or options to acquire any of the foregoing but only to the extent that the foregoing pertains to Petroleum Substances within, upon or under the Lands or any lands with which the Lands are pooled or unitized and includes, if applicable, all replacements, renewals and extensions of such documents and all documents issued in substitution therefor.

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“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation (including Environmental Law and Privacy Laws) that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority (whether administrative, regulatory, legislative, executive or otherwise).

“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Material Adverse Effect” means (i) with respect to Purchaser, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of Purchaser or its subsidiaries, taken as a whole or (b) to prevent or materially delay consummation of the Transaction or otherwise to prevent Purchaser or its subsidiaries from performing their obligations under this Agreement and (ii) with respect to Target Company, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of Target Company or (b) to prevent or materially delay consummation of the Transaction or otherwise to prevent Shareholders from performing their obligations under this Agreement.

“Material Contracts” shall have the meaning specified in Section 7.12(a).

“Miscellaneous Interests” means the entire interest of Shareholders in and to all property, assets and rights on or with respect to the Lands, other than the Petroleum and Natural Gas Rights and the Tangibles, to the extent such property, assets and rights are directly related to the Petroleum and Natural Gas Rights or the Tangibles, or any rights relating thereto (together with, in the case of any information that is stored electronically, the media on which the same is stored), including, without limitation, the entire interest of Shareholders in:

(a)    all contracts, agreements, files, records and documents, to the extent that they relate directly to the Petroleum and Natural Gas Rights or the Tangibles, including, without limitation, the Sale, Processing and Transportation Agreements of Petroleum Substances and the Title and Operating Documents;

(b)    the Surface Rights;

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(c)    all subsisting rights to perform operations relating to the property, assets and rights on or with respect to the Lands, Petroleum and Natural Gas Rights, Tangibles, Wells, and Surface Rights and including, without limitation, all easements, well, pipeline and other permits licenses and authorizations;

(d)    all Petroleum Substances in the course of production from the Lands or lands with which the Lands are pooled or unitized but not at the Effective Time beyond the points of delivery to Purchaser of production from the Lands or lands with which the Lands are pooled or unitized; and

(e)    all Wells including all wellbores and casing owned by Shareholders located on the Lands.

“Oil Sands Rights” shall mean crude oil, heavy oil, bitumen, crude bitumen, natural gas, condensate, natural gas liquids and related hydrocarbons and all other substances produced in association therewith (whether hydrocarbons or not).

“Order” shall mean any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority or any arbitrator or arbitration panel; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.

“Ordinary Course of Business” shall describe any action taken by a party if (a) such action is consistent with such party’s past practices and is taken in the ordinary course of such party’s normal day to day operations; (b) such action is taken in accordance with sound and prudent business practices; (c) such action is not required to be authorized by such party’s stockholders, board of directors or any committee thereof and does not require any other separate or special authorization of any nature; and (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day to day operations of other Entities that are engaged in businesses similar to such party’s business; and (e) with respect to Target Company, shall include any actions or spending as authorized or permitted by the Joint Venture Agreement.

“Outstanding Target Company Stock” shall have the meaning specified in Section 7.4(a).

“Person” shall mean any individual, sole proprietorship, Entity or Governmental Authority.

“Personal Information” means information about an Employee, but does not include an individual’s name, position name or title, business telephone number, business address, business email or business fax number.

“Permitted Encumbrances” means:

(a)    liens for taxes, assessments and governmental charges for which payment is not due;

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(b)    undetermined or inchoate liens arising in the Ordinary Course of Business and incidental to current operations (including liens of carriers, warehousemen, mechanics, materialmen, builders, operators, processors and landlords) which have not been filed pursuant to applicable laws or in respect of which no steps or proceedings to enforce such lien have been initiated or which relate to obligations which are not due or delinquent, or if due or delinquent, any such lien which is being contested by Target Company in good faith by appropriate proceedings diligently pursued, provided that proceeding with that action will not create a material risk of the forfeiture or loss of, or interference with the use or operation of, a material part of the Assets;

(c)    easements, rights of way, servitudes and other similar rights in land (including, without limitation, rights of way and servitudes for roads, railways, sewers, drains, gas and oil pipelines, gas and water mains and electric light, power, telephone, telegraph and cable television conduits, poles, wires and cables);

(d)    the right reserved to or vested in any municipality or government or other public authority by the terms of any lease, license, franchise, grant or permit or by any statutory provision, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

(e)    rights of general application reserved to or vested in any governmental authority to levy taxes on Petroleum Substances or any of them or the income therefrom, and governmental requirements and limitations of general application as to production rates or the operations of any property;

(f)    royalty burdens, liens, adverse claims, penalties, reductions in interests, conversion rights upon payout and other encumbrances set out in Part 7.34 of the Target Disclosure Schedule under the heading “Encumbrance(s)”;

(g)    the reservations, limitations, provisions and conditions in any original grants from the crown of any of the Lands or interests therein and statutory exceptions to title;

(h)    the terms and conditions of the Leases and the Title and Operating Documents;

(i)    provisions for penalties and forfeitures under agreements as a consequence of non-participation in operations; and

(j)    liens granted in the ordinary course of business to a public utility, municipality or governmental authority with respect to operations pertaining to any of the Assets.

“Petroleum and Natural Gas Rights” means the entire interest of Target Company in and to the Lands and, insofar as they pertain to the Lands or lands with which the Lands are pooled or unitized, the Leases and includes interests and rights known as “working interests”, “earned working interests”, “royalty interests”, “overriding royalty interests”, “gross overriding royalty interests”, “production payments”, “profit interests”, “net profit interests”, “income interests” “net income interests”, “economic interests” and other interests and fractional or undivided interests in any of the foregoing and fee simple, freehold, leasehold or other interests and non-consent penalties which Target Company is entitled to receive, including, without limitation, the interests of Target Company set forth in Part 7.34.

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“Petroleum Substances” means petroleum, natural gas and all related hydrocarbons (including liquid hydrocarbons) and all other mineral substances, whether solid or gaseous and whether hydrocarbon or not (including sulphur and hydrogen sulphide) produced in association with petroleum, natural gas or related hydrocarbons.

“Pre-Closing Period” shall have the meaning specified in Section 9.1.

“Privacy Laws” means any and all Legal Requirements relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including the Personal Information Protection and Electronic Documents Act (Canada) and any comparable provincial law (including the Personal Information Protection Act (Alberta)).

“Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.

“Public Disclosure Documents” shall have the meaning specified in Section 8.6.

“Purchase Price” shall have the meaning specified in Section 2.1.

“Purchaser” shall mean Cold Flow Energy ULC, a corporation incorporated pursuant to the ABCA.

“Purchaser Advisors” shall have the meaning specified in Section 9.6.

“Purchaser Disclosure Schedule” shall have the meaning specified in Article 6.

“Purchaser Indemnitees” shall mean the following Persons: (a) Purchaser; (b) Surge; (c) Purchaser’s current and future Affiliates; (d) the respective Representatives of the Persons referred to in clauses “(a)” and “(c)” above; and (e) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)”, “(c)” and “(d)” above.

“Purchaser Stock” shall have the meaning specified in Section 6.2(a).

“Regulation S” means Regulation S under the Securities Act.

“Representatives” shall mean officers, directors, employees, attorneys, accountants, advisors, consultants, agents, distributors, licensees, shareholders, subsidiaries and lenders of a party.

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“Requisite Shareholders” means any combination of Shareholders holding collectively a majority of the Shares as set forth in the Schedule of Shareholders.

“Resolutions” shall have the meaning specified in Section 7.3(a)(iii).

“SB-2 Registration Statement” shall have the meaning specified in Section 10.3(a).

“Schedule of Shareholders” has the meaning specified in the preamble of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means, collectively, the Exchangeable Shares and the Surge Securities for which the Exchangeable Shares may be exchanged under the Exchange Agreement.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Shareholders” has the meaning specified in the preamble of this Agreement.

“Shares” has the meaning specified in Recital A of this Agreement.

“Shareholder Indemnitees” shall mean the following Persons: (a) Shareholders and (b) the respective successors and assigns of Shareholders.

“Shareholder Representative” shall have the meaning specified in Section 13.6.

“Signet” shall mean Signet Energy, Inc.

“Support Agreement” means that certain Support Agreement between Surge and Purchaser to be dated as of the Closing Date in the form attached as Exhibit 3.2(a).

“Surface Rights” means (i) all rights to use or occupy the surface of lands (including, but not limited to, the Lands) which are used or held for use in connection with the Petroleum and Natural Gas Rights or the Tangibles, including rights to enter upon, occupy or cross the surface of lands on which the Tangibles and the Wells are located and rights to use the surface of lands to gain access thereto.

“Surge” means Surge Global Energy, Inc., a Delaware corporation.

“Surge Disclosure Schedule” shall have the meaning specified in Article 8.

“Surge Securities” shall mean the securities to be issued by Surge in exchange for the Exchangeable Shares in accordance with the provisions thereof, the Support Agreement and the Exchange Agreement.

“Surge Stock” shall have the meaning specified in Section 8.2(a).

“Survival Period” shall have the meaning specified in Section 13.1(c).

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“Tangibles” means the interests of Target Company which are directly related to the Petroleum and Natural Gas Rights in all other tangible depreciable property, equipment, real property and assets used or intended to be used in producing, processing, gathering, treating, storage, measuring, transferring or injecting Petroleum Substances or any of them from the Lands or lands pooled or unitized therewith or in connection with water injection or removal operations that pertain to the Petroleum and Natural Gas Rights whether same are located on the Lands, lands pooled or unitized therewith or otherwise located elsewhere for the purposes described herein.

“Target’s Board” means the board of directors of Target Company.

“Target Company” means Peace Oil Corp., an Alberta corporation.

“Target Company’s Stock” shall have the meaning specified in Section 7.4(a).

“Target Disclosure Schedule” shall have the meaning specified in Article 7.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount, imposed by any Tax Authority.

“Tax Act” means the Income Tax Act (Canada).

“Tax Authority” means Governmental Authority responsible for the imposition, assessment or collection of any Tax (domestic or foreign).

“Tax Return” shall mean any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement related to any Tax.

“Title and Operating Documents” means, to the extent directly related to the Petroleum and Natural Gas Rights or the Tangibles:

(a)    the Leases;

(b)    unit agreements, assignments, trust declarations, operating agreements, royalty agreements, overriding royalty agreements, gross overriding agreements, participation agreements, farm-in agreements, sale and purchase agreements, pooling agreements, common stream agreements, easements, surface leases and pipeline crossing agreements;

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(c)    agreements for construction, ownership and operation of gas plants, gas gathering systems and other facilities;

(d)    permits, licenses and approvals; and

(e)    other agreements which relate to the Petroleum and Natural Gas Rights or the Tangibles or the ownership, operation or exploitation thereof.

“Transaction” shall mean, collectively, the transactions contemplated by this Agreement.

“Transaction Agreements” shall mean this Agreement and all other agreements, certificates, instruments, documents and writings to be delivered by all or any of the following parties in connection this Transaction or as contemplated by this Agreement: Purchaser, Surge, Target Company and the Shareholders (and shall specifically include the Support Agreement, the Escrow Agreement and the Exchange Agreement).

“U.S. Person” means a “U.S. person” as such term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act, as presently in effect.

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“Wells” means all wells (including without limitation producing, shut-in, suspended, capped, abandoned, water source, injection and disposal wells, including the wellbores and casing therein), located on the Lands or lands pooled or unitized therewith.

“$” means dollars in lawful currency of Canada.

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EXHIBIT 1.2

ESCROW AGREEMENT

(See attached)

1

EXHIBIT 3.1

ARTICLES OF AMENDMENT OF PURCHASER

(See attached)

COLD FLOW ENERGY ULC
(hereinafter referred to as the "Corporation")

PROVISIONS ATTACHING TO
THE EXCHANGEABLE SHARES

The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1
INTERPRETATION

1.1	For the purposes of these share provisions:
"ABCA" means the Business Corporations Act(Alberta), as amended from time to time;

"Acquiror" means Surge Global Energy, Inc., a corporation incorporated under the laws of Delaware;

"Acquiror Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Acquiror, or any proposal to carry out the same;

"Acquiror Dividend Declaration Date" means the date on which the board of directors of Acquiror declares any dividend on the Acquiror Shares;

"Acquiror Shares" means the shares in the common stock of Acquiror and any other securities into which such shares may be changed, exchanged or converted;

"Acquisition Agreement" means the acquisition agreement by and between Acquiror, the Corporation, Peace and the Shareholders dated November 30, 2006, as amended and restated from time to time, providing for, among other things, the acquisition of all of the Peace Shares by the Corporation;

"Affiliate" has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

"Board of Directors" means the board of directors of the Corporation;

"Business Day" means any day on which commercial banks are generally open for business in Calgary, Alberta, other than a Saturday, a Sunday or a day observed as a holiday in Calgary, Alberta under the laws of the Province of Alberta or the federal laws of Canada applicable therein;

"Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

(a)	the Foreign Currency Amount, by
(b)
the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

“Closing Date” means the date on which the transactions contemplated by the Acquisition Agreement are completed;

"Common Shares" means the common shares in the capital of the Corporation;

"Corporation" means Cold Flow Energy ULC, a corporation incorporated under the ABCA;

"Current Market Price" means, in respect of an Acquiror Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Acquiror Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on any stock exchange on which the Acquiror Shares are then listed, or, if the Acquiror Shares are not then listed on a stock exchange, on or through such other exchange or automated quotation system on which the Acquiror Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Acquiror Shares during such period does not create a market which reflects the fair market value of an Acquiror Share, then the Current Market Price of an Acquiror Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

"Exchangeable Shares" mean the non-voting exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein;

"Exchangeable Share Consideration" means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Corporation in respect of, or purchase pursuant to, these share provisions, the Support Agreement or the Voting and Exchange Trust Agreement:

(a)	the Current Market Price of two Acquiror Shares deliverable in connection with such action; plus
(b)
a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; plus

(c)	such stock or other property constituting any declared and unpaid non-cash dividends deliverable in connection with such action, provided that (i) the part of the consideration which represents (a) above shall be fully paid and satisfied by the delivery of two Acquiror Shares, such shares to be duly issued, fully paid and non-assessable, (ii) the part of the consideration which represents (c) above shall be fully paid and satisfied by delivery of such non-cash items, (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest and (iv) any such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest;

"Exchangeable Share Price" means, for each Exchangeable Share, an amount equal to the aggregate of:

(a)	the Current Market Price of two Acquiror Shares; plus
(b)	an additional amount equal to the full amount of all cash dividends declared, payable and unpaid, on such Exchangeable Share; plus
(c)	an additional amount equal to the full amount of all dividends declared and payable or paid on Acquiror Shares which have not been declared or paid on Exchangeable Shares in accordance herewith; plus
(d)	an additional amount representing the full amount of all non-cash dividends declared, payable and unpaid, on such Exchangeable Share;
"Exchangeable Share Voting Event" means any matter in respect of which Holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which Holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement;

"Exempt Exchangeable Share Voting Event" means any matter in respect of which Holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the Holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Acquiror Shares;

"Governmental Entity" means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

"Holder" means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares;

"Liquidation Amount" has the meaning ascribed thereto in Section 5.1 of these share provisions;

"Liquidation Date" has the meaning ascribed thereto in Section 5.1 of these share provisions;

“Other Corporation” has the meaning ascribed thereto in Section 11.3(c) of these share provisions;

“Other Shares” has the meaning ascribed thereto in Section 11.3(c) of these share provisions;

“Peace” means Peace Oil Corp., a corporation incorporated under the ABCA;

“Peace Shares” means all of the issued and outstanding shares in the capital of Peace of any class or series;

"Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

"Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than the third anniversary of the Closing Date, unless:

(a)	there are less than 1,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Acquiror and its Affiliates);
(b)
an Acquiror Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such an Acquiror Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Acquiror Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the third anniversary of the Closing Date as it may determine, upon such number of days' prior written notice to the registered Holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

(c)
an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered Holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances; or

(d)
an Exempt Exchangeable Share Voting Event is proposed and the Holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of Holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the Holders of the Exchangeable Shares failed to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b) or (c) above to any of such Holders of Exchangeable Shares shall not affect the validity of any such redemption;

"Redemption Price" has the meaning ascribed thereto in Section 7.1 of these share provisions;

"Retracted Shares" has the meaning ascribed thereto in Section 6.1(a) of these share provisions;

"Retraction Date" has the meaning ascribed thereto in Section 6.1(b) of these share provisions;

"Retraction Price" has the meaning ascribed thereto in Section 6.1 of these share provisions;

"Retraction Request" has the meaning ascribed thereto in Section 6.1 of these share provisions;

"Securities Act" means the Securities Act (Alberta) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time;

“Shareholders” means collectively, 1216848 Alberta Ltd., Cairns Family Trust, Fisher Family Trust, Liu Family Trust, Ma Family Trust, Southearted Trust, 1229697 Alberta Inc., Jeff Cairns and Dale N. Fisher;

“Subdivision” has the meaning ascribed thereto in Section 3.2 of these share provisions;

"Support Agreement" means the agreement dated ●, 2007 made between Acquiror and the Corporation;

"Transfer Agent" means such Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares;

"Trustee" means Computershare Trust Company of Canada or such other trustee as is chosen by Acquiror and Shareholders, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement; and

"Voting and Exchange Trust Agreement" means the agreement dated ●, 2007 made among Acquiror, the Corporation and the Trustee.

ARTICLE 2

RANKING OF EXCHANGEABLE SHARES

2.1
The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding-up its affairs.

ARTICLE 3

DIVIDENDS

3.1
A Holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Acquiror Dividend Declaration Date, declare a dividend on each Exchangeable Share:

(a)
in the case of a cash dividend declared on the Acquiror Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Acquiror Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Acquiror Share;

(b)
in the case of a stock dividend declared on the Acquiror Shares, to be paid in Acquiror Shares, subject to Section 3.2, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Acquiror Shares to be paid on each Acquiror Share; or

(c)
in the case of a dividend declared on the Acquiror Shares in property other than cash or Acquiror Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.6) the type and amount of property declared as a dividend on each Acquiror Share.

Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable.

3.2
In the case of a stock dividend declared on the Acquiror Shares to be paid in Acquiror Shares, in lieu of declaring the stock dividend contemplated by Section 3.1(b) on the Exchangeable Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable law and to obtaining all required regulatory approvals, subdivide, redivide or change (the "Subdivision") each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before the subdivision becomes a number of Exchangeable Shares equal to the sum of (i) one Acquiror Share and (ii) the number of Acquiror Shares to be paid as a share dividend on each Acquiror Share. In making such Subdivision, the Board of Directors shall consider the effect thereof upon the then outstanding Exchangeable Shares and the general taxation consequences of the Subdivision to the Holders of the Exchangeable Shares. In such instance, and notwithstanding any other provision hereof, such Subdivision shall become effective on the effective date specified in Section 3.4 without any further act or formality on the part of the Board of Directors or of the Holders of Exchangeable Shares. For greater certainty, subject to applicable law, no approval of the Holders to an amendment to the articles of the Corporation shall be required to give effect to such Subdivision.

3.3
Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1(a) and the sending of such a cheque to each Holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable law, certificates registered in the name of the registered Holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) or any Subdivision contemplated by Section 3.2 and the sending of such a certificate to each Holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each Holder of an Exchangeable Share shall satisfy the dividend represented thereby. No Holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was first payable.

3.4
The record date for the determination of the Holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Acquiror Shares. The record date for the determination of the Holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any Subdivision of the Exchangeable Shares under Section 3.2 and the effective date of such Subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Acquiror Shares.

3.5
If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on the earliest subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.6
The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1 and 3.2 and Article 11, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)	in the case of any stock dividend or other distribution payable in Acquiror Shares, the number of such shares issued in proportion to the number of Acquiror Shares previously outstanding;
(b)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price, the volatility of the Acquiror Shares and the term of any such instrument;

(c)
in the case of the issuance or distribution of any other form of property (including any shares or securities of Acquiror of any class other than Acquiror Shares, any rights, options or warrants other than those referred to in Section 3.6(b) above, any evidences of indebtedness of Acquiror or any assets of Acquiror) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Acquiror Share and the Current Market Price; and

(d)
in all such cases, the general taxation consequences of the relevant event to Holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to Holders of Acquiror Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of Holders of Exchangeable Shares).

3.7	Except as provided in this Article 3, the Holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

ARTICLE 4
CERTAIN RESTRICTIONS

4.1
So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the Holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

(a)
pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)
redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation;

(c)
redeem or purchase or make any capital distribution in respect of any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation; or

(d)
issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the Holders of such Exchangeable Shares;

provided that the restrictions in Sections 4.1(a), (b), (c) and (d) shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Acquiror Shares shall have been declared and paid on the Exchangeable Shares.

ARTICLE 5
DISTRIBUTION ON LIQUIDATION

5.1
In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a Holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such Holder on the effective date (the "Liquidation Date") of such liquidation, dissolution, winding-up or distribution of assets, before any distribution of any part of the assets of the Corporation among the Holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount").

5.2
On or promptly after the Liquidation Date, the Corporation shall cause to be delivered to the Holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent, if any, and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent, if any, as may be specified by the Corporation by notice to the Holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each Holder, at the address of the Holder recorded in the register of the Corporation for the Exchangeable Shares or by holding for pick-up by the Holder at the registered office of the Corporation or at any office of the Transfer Agent, if any, as may be specified by the Corporation by notice to the Holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the Holders of the Exchangeable Shares shall cease to be Holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of Holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the Holders shall remain unaffected until the total Liquidation Amount to which such Holders are entitled shall have been paid to such Holders in the manner hereinbefore provided. The Corporation shall have the right at any time on or before the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the Holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the Holders of Exchangeable Shares, after such deposit, shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the Holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Acquiror Shares delivered to them or the custodian on their behalf.

5.3
After the Corporation has satisfied its obligations to pay the Holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such Holders shall not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 6
RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1
A Holder of Exchangeable Shares shall be entitled at any time, upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such Holder for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Corporation causing to be delivered to such Holder the Exchangeable Share Consideration representing the Retraction Price. To effect such redemption, the Holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent, if any, as may be specified by the Corporation by notice to the Holders of Exchangeable Shares, the certificate or certificates representing the Exchangeable Shares which the Holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent, if any, and the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule “A” hereto or in such other form as may be acceptable to the Corporation:

(a)
specifying that the Holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation; and

(b)
stating the Business Day on which the Holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the Holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation.

6.2
Upon receipt by the Corporation or the Transfer Agent, if any, in the manner specified in Section 6.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request and such additional documents and instruments as the Transfer Agent, if any, and the Corporation may reasonably require, and provided that the Retraction Request is not revoked by the Holder in the manner specified in Section 6.6, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such Holder the total Retraction Price with respect to such shares in accordance with Section 6.3. If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of the Corporation.

6.3
The Corporation shall deliver or cause the Transfer Agent, if any, to deliver to the relevant Holder, at the address of the Holder recorded in the register of the Corporation for the Exchangeable Shares or at the address specified in the Holder's Retraction Request or, if specified in such Retraction Request, by holding for pick-up by the Holder at the registered office of the Corporation or at any office of the Transfer Agent, if any, as may be specified by the Corporation by notice to such Holder of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price and such delivery of such Exchangeable Share Consideration to the Holder or the Transfer Agent, if any, shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price to the extent that the same is represented by such Exchangeable Share Consideration.

6.4
On and after the close of business on the Retraction Date, the Holder of the Retracted Shares shall cease to be a Holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a Holder in respect thereof, other than the right to receive the total Retraction Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price shall not be made as provided in Section 6.3, in which case the rights of such Holder shall remain unaffected until the total Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price has been made in accordance with the foregoing provisions, the Holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be the holder of Acquiror Shares delivered to it.

6.5
Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a Holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes, acting reasonably, that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, the Corporation shall only be obligated to redeem Retracted Shares specified by a Holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the Holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem the maximum number of Exchangeable Shares which the Board of Directors determines the Corporation is permitted to redeem as of the Retraction Date on a pro rata basis and shall issue to each Holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2. Provided that the Retraction Request is not revoked by the Holder in the manner specified in Section 6.6, the Holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have instructed the Trustee to require Acquiror to purchase such Retracted Shares from such Holder on the Retraction Date or as soon as practicable thereafter on payment by Acquiror to such Holder of the Retraction Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.6
A Holder of Retracted Shares may, by notice in writing given by the Holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void.

ARTICLE 7
REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1
Subject to applicable law, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Redemption Date (the "Redemption Price").

7.2
In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 45 days before the Redemption Date (other than a Redemption Date established in connection with an Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each Holder of Exchangeable Shares a notice in writing of the redemption by the Corporation of the Exchangeable Shares held by such Holder. In the case of a Redemption Date established in connection with an Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price and the Redemption Date. In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

7.3
On or after the Redemption Date, the Corporation shall cause to be delivered to the Holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent, if any, as may be specified by the Corporation in the notice described in Section 6.6 of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent, if any, and the Corporation may reasonably require.

Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each Holder, at the address of the Holder recorded in the securities register of the Corporation or by holding for pick-up by the Holder at the registered office of the Corporation or at any office of the Transfer Agent, if any, as may be specified by the Corporation in such notice, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Redemption Date, the Holders of the Exchangeable Shares called for redemption shall cease to be Holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of Holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the Holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the Holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the Holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the Holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of Acquiror Shares delivered to them or the custodian on their behalf.

Article 8
PURCHASE FOR CANCELLATION

8.1
Subject to applicable law and the articles of the Corporation and notwithstanding Section 8.2, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any Holder of Exchangeable Shares.

8.2
Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares by tender to all the Holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted, if any, at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this Section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each Holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If only part of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

ARTICLE 9
VOTING RIGHTS

9.1
Except as required by applicable law and by Article 10, Section 11.1 and Section 12.2, the Holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

ARTICLE 10
AMENDMENT AND APPROVAL

10.1
The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the Holders of the Exchangeable Shares given as hereinafter specified.

10.2
Any approval given by the Holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the Holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66-2/3% of the votes cast on such resolution by Holders (other than Acquiror and its Affiliates) represented in person or by proxy at a meeting of Holders of Exchangeable Shares duly called and held at which the Holders of at least 50% of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Acquiror and its Affiliates) at that time are present or represented by proxy; provided that if at any such meeting the Holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting, the Holders of Exchangeable Shares (other than Acquiror and its Affiliates) present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66-2/3% of the votes cast on such resolution by Holders (other than Acquiror and its Affiliates) represented in person or by proxy at such meeting shall constitute the approval or consent of the Holders of the Exchangeable Shares. For purposes of this section, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast.

ARTICLE 11
RECIPROCAL CHANGES, ETC. IN RESPECT OF ACQUIROR SHARES

11.1
Each Holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Acquiror will not, without the prior approval of the Corporation and the prior approval of the Holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

(a)
issue or distribute Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) to the holders of all or substantially all of the then outstanding Acquiror Shares by way of stock dividend or other distribution, other than an issue of Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) to holders of Acquiror Shares who (i) exercise an option to receive dividends in Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or scrip dividend;

(b)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Acquiror Shares entitling them to subscribe for or to purchase Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares); or

(c)	issue or distribute to the holders of all or substantially all of the then outstanding Acquiror Shares:

(i)	shares or securities of Acquiror of any class other than Acquiror Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Acquiror Shares);
(ii)	rights, options or warrants other than those referred to in Section 11.1(b) above;
(iii)	evidences of indebtedness of Acquiror; or
(iv)	assets of Acquiror,

unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to Holders of the Exchangeable Shares.

11.2
Each Holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Acquiror will not without the prior approval of the Corporation and the prior approval of the Holders of the Exchangeable Shares given in accordance with Section 10.2:

(a)	subdivide, redivide or change the then outstanding Acquiror Shares into a greater number of Acquiror Shares;
(b)	reduce, combine, consolidate or change the then outstanding Acquiror Shares into a lesser number of Acquiror Shares; or
(c)	reclassify or otherwise change the Acquiror Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Acquiror Shares;

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the Holders of, the Exchangeable Shares and such change is permitted under applicable law. The Support Agreement further provides, in part, that the provisions of the Support Agreement described in Section 11.1 and this Section 11.2 shall not be changed without the approval of the Holders of the Exchangeable Shares given in accordance with Section 10.2.

11.3	Notwithstanding the foregoing provisions of this Article 11, in the event of an Acquiror Control Transaction:

(a)
in which Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding Acquiror Shares are acquired by, one or more other corporations to which Acquiror is, immediately before such merger, amalgamation or acquisition, "related" within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and
(c)
in which all or substantially all of the then outstanding Acquiror Shares are converted into or exchanged for shares or rights to receive such shares (the "Other Shares") of another corporation (the "Other Corporation") that, immediately after such Acquiror Control Transaction, owns or controls, directly or indirectly, Acquiror;

then all references herein to "Acquiror" shall thereafter be and be deemed to be references to "Other Corporation" and all references herein to "Acquiror Shares" shall thereafter be and be deemed to be references to "Other Shares" (with appropriate adjustments, if any, as are required to result in a Holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to these share provisions or exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such Holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to these share provisions or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Acquiror Control Transaction and the Acquiror Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 12
ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1
The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Acquiror and the Corporation with all provisions of the Support Agreement and the Voting and Exchange Trust Agreement applicable to Acquiror and the Corporation, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

12.2
The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement or the Voting and Exchange Trust Agreement without the approval of the Holders of the Exchangeable Shares given in accordance with Section 10.2 other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other parties to such agreement for the protection of the Corporation or the Holders of the Exchangeable Shares thereunder;
(b)
making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the Holders of the Exchangeable Shares; or

(c)
making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the Holders of the Exchangeable Shares.

ARTICLE 13
LEGEND; WITHHOLDING RIGHTS

13.1
The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

13.2
The Corporation, Acquiror and the Transfer Agent, if any, shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any Holder of Exchangeable Shares such amounts as the Corporation, Acquiror or the Transfer Agent, if any, is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, territorial, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Holder exceeds the cash portion of the consideration otherwise payable to the Holder, the Corporation, Acquiror and the Transfer Agent, if any, are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Acquiror or the Transfer Agent, if any and as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Acquiror or the Transfer Agent, if any, shall notify the Holder thereof and remit any unapplied balance of the net proceeds of such sale.

ARTICLE 14
GENERAL

14.1
Any notice, request or other communication to be given to the Corporation by a Holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2
Any presentation and surrender by a Holder of Exchangeable Shares to the Corporation or the Transfer Agent, if any, of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent, if any, as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, if any and as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the Holder mailing the same.

14.3
Any notice, request or other communication to be given to a Holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the Holder recorded in the register of the Corporation or, in the event of the address of any such Holder not being so recorded, then at the last address of such Holder known to the Corporation. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more Holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding intended to be taken by the Corporation pursuant thereto.

14.4
Subject to the requirements of any policy statement or rule of the Canadian Securities Administrators or other applicable law, for greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of Persons who are not recorded as such in the securities register for the Exchangeable Shares.

14.5
If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the Holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place. If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Corporation in accordance with Section 14.1 or 14.2, as the case may be.

SCHEDULE “A”
RETRACTION REQUEST

[TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To:     Cold Flow Energy ULC (the "Corporation")

This notice is given pursuant to Article 6 of the rights, privileges, restrictions and conditions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

[ ]	all share(s) represented by this certificate; or
[ ]	__________share(s) only represented by this certificate.
The undersigned hereby notifies the Corporation that the Retraction Date shall be ___________________________.

NOTE:
The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

This Retraction Request may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Acquiror to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the Corporation that the undersigned:

A-1

[ ]	is
(select one)
[ ]	is not
a resident in Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS A RESIDENT IN CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OF THE RETRACTED SHARES.

The undersigned hereby represents and warrants to the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

[ ]
Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, if any, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:
This panel must be completed and this certificate, together with such additional documents as the Transfer Agent, if any, may require, must be deposited with the Transfer Agent, if any. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:____________________________
Name of Person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

NOTE:
If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s)

A-2

EXHIBIT 3.2(a)

FORM OF SUPPORT AGREEMENT

(See attached)

1

SUPPORT AGREEMENT (“Agreement”) made as of the ● day of ●, 2007.

BETWEEN:

SURGE GLOBAL ENERGY, INC., a corporation incorporated under the laws of Delaware (hereinafter referred to as “Acquiror”)

- and -

COLD FLOW ENERGY ULC, an unlimited liability company incorporated under the laws of Alberta (hereinafter referred to as the “Corporation”)

WHEREAS:

A.
in connection with a stock purchase agreement (the “Acquisition Agreement”) made as of November 30, 2006 among Acquiror, Peace Oil Corp., a corporation incorporated under the laws of Alberta (“Peace”), the Corporation and the shareholders of Peace, the Corporation is to issue exchangeable shares (the “Exchangeable Shares”) to the holders of Class “A” and Class “I” shares in the capital of Peace in consideration, in part, for the acquisition of their Class “A” and Class “I” shares in the capital of Peace; and

B.	pursuant to the Acquisition Agreement, Acquiror has agreed to, and to cause the Corporation to, execute this Agreement.
NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1	DEFINED TERMS

Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares attached as Exhibit 3.1 to the Acquisition Agreement.

1.2	INTERPRETATION NOT AFFECTED BY HEADINGS

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number refer to the specified Article or Section of this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3	RULES OF CONSTRUCTION

Unless otherwise specifically indicated or the context otherwise requires, (a) all references to “dollars” or “$” mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

1.4	DATE FOR ANY ACTION

If the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

ARTICLE 2
COVENANTS OF ACQUIROR AND THE CORPORATION

2.1	COVENANTS REGARDING EXCHANGEABLE SHARES

So long as any Exchangeable Shares not owned by Acquiror or its Affiliates are outstanding, Acquiror will:

(a)
not declare or pay any dividend on the Acquiror Shares unless (i) the Corporation shall (w) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as provided for in the Exchangeable Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”) and (x) the Corporation shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law and the terms of the Exchangeable Share Provisions, of any such Equivalent Dividend, or, if the dividend or other distribution is a stock dividend or distribution of stock, in lieu of such dividend (ii) the Corporation shall (y) effect a corresponding, contemporaneous and economically equivalent subdivision of the Exchangeable Shares (as provided for in the Exchangeable Share Provisions) (an “Equivalent Stock Subdivision”), and (z) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)
advise the Corporation sufficiently in advance of the declaration by Acquiror of any dividend on Acquiror Shares and take all such other actions as are reasonably necessary, in cooperation with the Corporation, to ensure that (i) the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Acquiror Shares, or (ii) the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the stock dividend on the Acquiror Shares and that such dividend on the Exchangeable Shares will correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed, if any;

(c)	ensure that the record date for any dividend declared on Acquiror Shares is not less than 10 Business Days after the declaration date of such dividend;
(d)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Acquiror or its Affiliates) upon the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by the Corporation, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered Acquiror Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions and cash in respect of declared and unpaid dividends; and

(e)
not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2.2	SEGREGATION OF FUNDS

Acquiror will cause the Corporation to deposit a sufficient amount of funds in a separate account of the Corporation and segregate a sufficient amount of such other assets and property as is necessary to enable the Corporation to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Exchangeable Share Provisions or, if required, to pay the purchase price for Acquiror Shares as contemplated by Section 2.5, as applicable.

2.3	RESERVATION OF ACQUIROR SHARES

Acquiror hereby represents, warrants and covenants in favour of the Corporation that Acquiror has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Acquiror or its Affiliates) are outstanding, keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of Acquiror Shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by Section 2.7 hereof) (a) as is equal to the sum of (i) two times the number of Exchangeable Shares issued and outstanding from time to time and (ii) two times the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Acquiror to meet its obligations under the Voting and Exchange Trust Agreement and to enable and permit the Corporation to meet its obligations hereunder and under the Exchangeable Share Provisions.

2.4	NOTIFICATION OF CERTAIN EVENTS

In order to assist Acquiror in compliance with its obligations hereunder, the Corporation will notify Acquiror of each of the following events at the times set forth below:

(a)
in the event of any determination by the Board of Directors of the Corporation to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)
promptly, upon the earlier of receipt by the Corporation of notice of and the Corporation otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(c)	promptly, upon receipt by the Corporation of a Retraction Request;
(d)
promptly following the date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions; and

(e)
promptly upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding Peace Shares pursuant to the Acquisition Agreement).

2.5	DELIVERY OF ACQUIROR SHARES TO THE CORPORATION

In furtherance of its obligations under Section 2.1(d) hereof, upon notice from the Corporation of any event that requires the Corporation to cause to be delivered Acquiror Shares to any holder of Exchangeable Shares, Acquiror shall forthwith issue and deliver the requisite number of Acquiror Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as the Corporation shall direct. All such Acquiror Shares shall be duly authorized, validly issued and fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of such Acquiror Share, the Corporation shall pay a purchase price equal to the fair market value of such Acquiror Share.

2.6	QUALIFICATION OF ACQUIROR SHARES

Acquiror covenants that if any Acquiror Shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including for greater certainty, pursuant to the Exchangeable Share Provisions or pursuant to the Exchange Right or the Automatic Exchange Rights (each as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with, or approval of, or the filing of any document, including any prospectus or similar document, the taking of any proceeding with, or the obtaining of any order, ruling or consent from, any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority, or the fulfilment of any other United States or Canadian legal requirement (collectively, the “Applicable Laws”) before such shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by Section 2.7 hereof) may be issued and delivered by Acquiror at the direction of the Corporation, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by Section 2.7 hereof) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a “control person” of Acquiror for purposes of Canadian provincial securities law or an “affiliate” of Acquiror for purposes of United States federal or state securities law), Acquiror will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its power to cause such Acquiror Shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by Section 2.7 hereof) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be, to the extent expressly provided in the Acquisition Agreement. Acquiror will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Acquiror Shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by Section 2.7 hereof) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Acquiror Shares (or other shares or securities into which Acquiror Shares may be reclassified or changed as contemplated by Section 2.7 hereof) are listed and are quoted or posted for trading at such time.

2.7	ECONOMIC EQUIVALENCE

So long as any Exchangeable Shares not owned by Acquiror or its Affiliates are outstanding:

(a)
Acquiror will not, without prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions:

(i)
issue or distribute Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) to the holders of all or substantially all of the then outstanding Acquiror Shares by way of stock dividend or other distribution, other than an issue of Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) to holders of Acquiror Shares who (A) exercise an option to receive dividends in Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) in lieu of receiving cash dividends, or (B) pursuant to any dividend reinvestment plan or scrip dividend; or

(ii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Acquiror Shares entitling them to subscribe for or to purchase Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares); or

(iii)
issue or distribute to the holders of all or substantially all of the then outstanding Acquiror Shares (A) shares or securities of Acquiror of any class other than Acquiror Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Acquiror Shares), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of Acquiror or (D) assets of Acquiror, unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Acquiror in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Acquisition Agreement.

(b)
Acquiror will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions:

(i)	subdivide, redivide or change the then outstanding Acquiror Shares into a greater number of Acquiror Shares; or
(ii)	reduce, combine, consolidate or change the then outstanding Acquiror Shares into a lesser number of Acquiror Shares; or
(iii)	reclassify or otherwise change Acquiror Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Acquiror Shares, unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Acquiror in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Acquisition Agreement.

(c)
Acquiror will ensure that the record date for any event referred to in Section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Acquiror (with contemporaneous notification thereof by Acquiror to the Corporation).

(d)
The Board of Directors of the Corporation shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Acquiror and the holders of Exchangeable Shares. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of the Corporation to be relevant, be considered by the Board of Directors of the Corporation:

(i)
in the case of any stock dividend or other distribution payable in Acquiror Shares, the number of such shares issued as a result of any stock dividend or other distribution in proportion to the number of Acquiror Shares previously outstanding;

(ii)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price, the volatility of the Acquiror Shares and the term of any such instrument;

(iii)
in the case of the issuance or distribution of any other form of property (including any shares or securities of Acquiror of any class other than Acquiror Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of Acquiror or any assets of Acquiror), the relationship between the fair market value (as determined by the Board of Directors of the Corporation in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Acquiror Share and the Current Market Price;

(iv)
in the case of any subdivision, redivision or change of the then outstanding Acquiror Shares into a greater number of Acquiror Shares or the reduction, combination, consolidation or change of the then outstanding Acquiror Shares into a lesser number of Acquiror Shares or any amalgamation, merger, reorganization or other transaction affecting Acquiror Shares, the effect thereof upon the then outstanding Acquiror Shares; and

(v)
in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Acquiror Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(e)
The Corporation agrees that, to the extent required, upon due notice from Acquiror, the Corporation will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the Corporation, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Acquiror Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8	TENDER OFFERS

For so long as Exchangeable Shares remain outstanding (not including Exchangeable Shares held by Acquiror and its Affiliates), in the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Acquiror Shares (an “Offer”) is proposed by Acquiror or is proposed to Acquiror or its shareholders and is recommended by the Board of Directors of Acquiror, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Acquiror, and the Exchangeable Shares are not redeemed by the Corporation, Acquiror will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Acquiror and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Acquiror Shares, without discrimination. Without limiting the generality of the foregoing, Acquiror will use its reasonable best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against the Corporation (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of the Corporation to redeem Exchangeable Shares in the event of an Acquiror Control Transaction.

2.9	OWNERSHIP OF OUTSTANDING SHARES

Without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, Acquiror covenants and agrees in favour of the Corporation that, as long as any outstanding Exchangeable Shares are owned by any Person other than Acquiror or any of its Affiliates, Acquiror will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of the Corporation. Notwithstanding the foregoing, Acquiror shall not be in violation of this section if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of Acquiror or the Acquiror Shares pursuant to any merger of Acquiror pursuant to which Acquiror was not the surviving corporation.

2.10	ACQUIROR AND AFFILIATES NOT TO VOTE EXCHANGEABLE SHARES

Acquiror covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the ABCA (or any successor or other corporate statute by which the Corporation may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11	RULE 10B-18 PURCHASES

For greater certainty, nothing contained in this Agreement, including the obligations of Acquiror contained in Section 2.8 hereof, shall limit the ability of Acquiror or the Corporation to make a “Rule l0b-18 purchase” of Acquiror Shares pursuant to Rule 10b-18 of the United States Securities Exchange Act of 1934, as amended, or any successor rule.

ARTICLE 3
ACQUIROR SUCCESSORS

3.1	CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

Acquiror shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)
such other Person or continuing corporation (the “Acquiror Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Acquiror Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Acquiror Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Acquiror under this Agreement;

(b)
in the event that the Acquiror Shares are reclassified or otherwise changed as part of such transaction, the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares; and

(c)
such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of Exchangeable Shares.

3.2	VESTING OF POWERS IN SUCCESSOR

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Acquiror Successor shall possess and from time to time may exercise each and every right and power of Acquiror under this Agreement in the name of Acquiror or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Acquiror or any officers of Acquiror may be done and performed with like force and effect by the directors or officers of such Acquiror Successor.

3.3	WHOLLY-OWNED SUBSIDIARIES

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Acquiror (other than the Corporation) with or into Acquiror or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Acquiror provided that all of the assets of such subsidiary are transferred to Acquiror or another wholly-owned direct or indirect subsidiary of Acquiror and any such transactions are expressly permitted by this Article 3.

3.4	SUCCESSORSHIP TRANSACTION

Notwithstanding the foregoing provisions of Article 3, in the event of an Acquiror Control Transaction:

(a)
in which Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding Acquiror Shares are acquired by, one or more other corporations to which Acquiror is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and
(c)
in which all or substantially all of the then outstanding Acquiror Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Acquiror Control Transaction, owns or controls, directly or indirectly, Acquiror;

then all references herein to “Acquiror” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Acquiror Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Acquiror Control Transaction and the Acquiror Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 4
GENERAL

4.1	TERM

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Acquiror and any of its Affiliates.

4.2	CHANGES IN CAPITAL OF ACQUIROR AND THE CORPORATION

At all times after the occurrence of any event contemplated pursuant to Sections 2.7 and 2.8 hereof or otherwise, as a result of which either Acquiror Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Acquiror Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	NOTICES TO PARTIES

All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

If to Acquiror:

Surge Global Energy, Inc.
12220 El Camino Real, Suite 410
San Diego, California 92130

Attention: ●
Telecopier Number: (●) ●

If to the Corporation:

c/o Surge Global Energy, Inc.
12220 El Camino Real, Suite 410
San Diego, California 92130

Attention: ●
Telecopier Number: (●) ●

With copies to:

Greenberg Traurig, LLP
650 Town Center Drive, 17th Floor
Costa Mesa, California 92626

Attention: Steven Anapoell
Telecopier Number: (714) 708-6501

And:

Stikeman Elliott LLP
4300, 888 - 3rd Street S.W.
Calgary, Alberta T2P 5C5

Attention: Keith Chatwin
Telecopier Number: (403) 266-9034

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

4.4	ASSIGNMENT

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise) except that the Corporation may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of Acquiror.

4.5	BINDING EFFECT

Subject to Section 4.4, this Agreement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

4.6	AMENDMENTS, MODIFICATIONS

Subject to Sections 4.2, 4.7 and 4.11, this Agreement may not be amended or modified except by an agreement in writing executed by the Corporation and Acquiror and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions.

4.7	MINISTERIAL AMENDMENTS

Notwithstanding the provisions of Section 4.6, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)
adding to the covenants of any or all parties provided that the board of directors of each of the Corporation and Acquiror shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)
making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of the Corporation and Acquiror, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(c)
making such changes or corrections which, on the advice of counsel to the Corporation and Acquiror, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of the Corporation and Acquiror shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.8	MEETING TO CONSIDER AMENDMENTS

The Corporation, at the request of Acquiror, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.6 hereof; provided that any such meeting shall only be called for a bona fide business purpose and not for the principal purpose of causing a Redemption Date to occur or transpire. Any such meeting or meetings shall be called and held in accordance with the bylaws of the Corporation, the Exchangeable Share Provisions and all applicable laws.

4.9	AMENDMENTS ONLY IN WRITING

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.10	GOVERNING LAWS; CONSENT TO JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta in respect of all matters arising under or in relation to this Agreement.

4.11	SEVERABILITY

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

4.12	COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SURGE GLOBAL ENERGY, INC.
By:
Name:
Title:
COLD FLOW ENERGY ULC
By:
Name:
Title:

EXHIBIT 3.2(b)

FORM OF EXCHANGE AGREEMENT

(See attached)

1

VOTING AND EXCHANGE TRUST AGREEMENT (“Agreement”) made as of the ● day of ●, 2007.

BETWEEN:

SURGE GLOBAL ENERGY, INC., a corporation incorporated under the laws of Delaware (hereinafter referred to as “Acquiror”)

- and -

COLD FLOW ENERGY ULC, an unlimited liability company incorporated under the laws of Alberta (hereinafter referred to as the “Corporation”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada (hereinafter referred to as the “Trustee”)

WHEREAS:

A.
in connection with the Acquisition Agreement, the Corporation is required to issue Exchangeable Shares to holders of Peace Shares in consideration, in part, for the acquisition of their Peace Shares; and

B.	pursuant to the Acquisition Agreement, Acquiror has agreed to, and to cause the Corporation to, execute this Agreement.
NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

INTERPRETATION
Section 1.1 Definitions

In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

“ABCA” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Acquiror Consent” has the meaning ascribed thereto in Section 4.2;

“Acquiror Control Transaction” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Acquiror Meeting” has the meaning ascribed thereto in Section 4.2;

“Acquiror Shares” has the meaning provided in the Exchangeable Share Provisions;

“Acquiror Special Voting Share” means one share of preferred stock of Acquiror to which that number of voting rights attach (each such voting right to be equal to the voting rights attached to one Acquiror Share) equal to two times the number of outstanding Exchangeable Shares held by Beneficiaries;

“Acquiror Successor” has the meaning ascribed thereto in Section 10.1(a);

“Acquisition Agreement” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Affiliate” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Automatic Exchange Rights” means the benefit of the obligation of Acquiror to effect the automatic exchange of Exchangeable Shares for Acquiror Shares pursuant to Section 5.12;

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than Acquiror and its Affiliates;

“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2;

“Business Day” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Equivalent Vote Amount” means, with respect to any matter, proposition or question on which holders of Acquiror Shares are entitled to vote, consent or otherwise act, the number of votes to which a holder of two Acquiror Shares is entitled with respect to such matter, proposition or question;

“Exchange Right” has the meaning ascribed thereto in Section 5.1;

“Exchangeable Share Consideration” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Exchangeable Share Price” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

“Exchangeable Shares” means the non-voting exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions;

“Indemnified Parties” has the meaning ascribed thereto in Section 8.1;

“Insolvency Event” means (i) the institution by the Corporation of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of the Corporation to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 30 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or (iii) the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or (iv) the Corporation not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.5 of the Exchangeable Share Provisions;

“Liquidation Event” has the meaning ascribed thereto in Section 5.12(b);

“Liquidation Event Effective Time” has the meaning ascribed thereto in Section 5.12(c);

“List” has the meaning ascribed thereto in Section 4.6;

“Officer’s Certificate” means, with respect to Acquiror or the Corporation, as the case may be, a certificate signed by any one of the authorized signatories of Acquiror or the Corporation, as the case may be;

“Peace” means Peace Oil Corp., a corporation incorporated under the ABCA;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

“Redemption Date” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Retracted Shares” has the meaning ascribed thereto in Section 5.7;

“Support Agreement” means that certain support agreement made as of even date herewith between the Corporation and Acquiror;

“Trust” means the trust created by this Agreement;

“Trust Estate” means the Acquiror Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement; and

“Voting Rights” means the voting rights of the Acquiror Special Voting Share held by the Trustee.

Section 1.2 Interpretation Not Affected By Headings, Etc.

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number refer to the specified Article or Section of this Agreement. The terms “this Agreement,” “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.

Section 1.3 Rules of Construction

Unless otherwise specifically indicated or the context otherwise requires, (a) all references to “dollars” or “$” mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

Section 1.4 Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

Section 1.5 Payments

All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted or withheld.

ARTICLE 2
PURPOSE OF AGREEMENT

Section 2.1 Establishment of Trust

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries and Acquiror, as herein provided. The Trustee will hold the Acquiror Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement. The Trustee will hold the Acquiror Special Voting Share for and on behalf of Acquiror for all other rights associated with such Acquiror Special Voting Share other than the Voting Rights.

ARTICLE 3
ACQUIROR SPECIAL VOTING SHARE

Section 3.1 Issue and Ownership of the Acquiror Special Voting Share

Acquiror hereby agrees to issue to, and deposit with, the Trustee the Acquiror Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Acquiror hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Acquiror Special Voting Share by Acquiror to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of such Acquiror Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to such Acquiror Special Voting Share provided that the Trustee shall:

(a)	hold such Acquiror Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and
(b)
except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with such Acquiror Special Voting Share and such Acquiror Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

Section 3.2 Legended Share Certificates

The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the portion of the Voting Rights in respect of the Exchangeable Shares held by the Beneficiaries.

Section 3.3 Safe Keeping of Certificate

The physical certificate representing the Acquiror Special Voting Share shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

ARTICLE 4
EXERCISE OF VOTING RIGHTS

Section 4.1 Voting Rights

The Trustee, as the holder of record of the Acquiror Special Voting Share forming part of the Trust Estate, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Acquiror Special Voting Share held by the Trustee on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of Acquiror at an Acquiror Meeting or in connection with an Acquiror Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.15 hereof:

(a)
the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Acquiror Meeting is held or an Acquiror Consent is sought; and

(b)
to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

Section 4.2 Number of Votes

With respect to all meetings of shareholders of Acquiror at which holders of Acquiror Shares are entitled to vote (each, an “Acquiror Meeting”) and with respect to all written consents sought from Acquiror’s shareholders, including the holders of Acquiror Shares (each, an “Acquiror Consent”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary on the record date established by Acquiror or by applicable law for such Acquiror Meeting or Acquiror Consent, as the case may be (collectively, the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such Acquiror Meeting or consented to in connection with such Acquiror Consent.

Any Beneficiary who chooses to attend an Acquiror Meeting in person will be entitled to one vote on a show of hands.

Section 4.3 Mailings to Shareholders

With respect to each Acquiror Meeting and Acquiror Consent, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as Acquiror utilizes in communications to holders of Acquiror Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Acquiror to its shareholders:

(a)	a copy of such notice, together with any related materials, including any proxy or information statement, to be provided to shareholders of Acquiror;
(b)
a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Acquiror Meeting or Acquiror Consent or, pursuant to Section 4.7, to attend such Acquiror Meeting and to exercise personally thereat the Beneficiary Votes of such Beneficiary;

(c)	a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i)	a proxy to such Beneficiary or its designee to exercise personally the Beneficiary Votes; or
(ii)	a proxy to a designated agent or other representative of the management of Acquiror to exercise such Beneficiary Votes;

(d)	a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;
(e)	a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f)
a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Acquiror Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Acquiror Meeting or Acquiror Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Acquiror or by applicable law for purposes of determining shareholders entitled to vote at such Acquiror Meeting or to give written consent in connection with such Acquiror Consent. Acquiror will notify the Trustee of any decision of the Board of Directors of Acquiror with respect to the calling of any Acquiror Meeting or the seeking of any Acquiror Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

The materials referred to in this Section 4.3 are to be provided to the Trustee by Acquiror and the materials referred to in Section 4.3(c), Section 4.3(e) and Section 4.3(f) shall be subject to reasonable comment by the Trustee in a timely manner. Acquiror shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Acquiror Shares. Acquiror agrees not to communicate with holders of Acquiror Shares with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, Acquiror may at its option exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.3 so long as in each case Acquiror delivers a certificate to the Trustee stating that Acquiror has undertaken to perform the obligations set forth in this Section 4.3.

Section 4.4 Copies of Shareholder Information

Acquiror will deliver to the Trustee copies of all proxy materials (including notices of Acquiror Meetings but excluding proxies to vote Acquiror Shares), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Acquiror Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary, to the extent possible, at the same time as such materials are first sent to holders of Acquiror Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Acquiror, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Acquiror) received by the Trustee from Acquiror, to the extent possible, at the same time as such materials are sent to holders of Acquiror Shares. The Trustee will make copies of all such materials available for inspection by any Beneficiary at the Trustee’s principal office in Calgary, Alberta. Notwithstanding the foregoing, Acquiror at its option may exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.4 so long as in each case Acquiror delivers a certificate to the Trustee stating that Acquiror has undertaken to perform the obligations set forth in this Section 4.4.

Section 4.5 Other Materials

As soon as reasonably practicable after receipt by Acquiror or holders of Acquiror Shares (if such receipt is known by Acquiror) of any material sent or given by or on behalf of a third party to holders of Acquiror Shares generally, including dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Acquiror shall use its reasonable best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Acquiror, copies of all such materials received by the Trustee from Acquiror. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office in Calgary, Alberta, copies of all such materials. Notwithstanding the foregoing, Acquiror at its option may exercise the duties of the Trustee to deliver copies of all such materials to each Beneficiary as required by this Section 4.5 so long as in each case Acquiror delivers a certificate to the Trustee stating that Acquiror has undertaken to perform the obligations set forth in this Section 4.5.

Section 4.6 List of Persons Entitled to Vote

The Corporation shall, (a) prior to each annual and special Acquiror Meeting or the seeking of any Acquiror Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with an Acquiror Meeting or an Acquiror Consent, at the close of business on the record date established by Acquiror or pursuant to applicable law for determining the holders of Acquiror Shares entitled to receive notice of and/or to vote at such Acquiror Meeting or to give consent in connection with such Acquiror Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Corporation of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. Acquiror agrees to give the Corporation notice (with a copy to the Trustee) of the calling of any Acquiror Meeting or the seeking of any Acquiror Consent by Acquiror or its management, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Corporation to perform its obligations under this Section 4.6.

Section 4.7 Entitlement to Direct Votes

Any Beneficiary named in a List prepared in connection with any Acquiror Meeting or Acquiror Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat (or to personally exercise with respect to any Acquiror Consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

Section 4.8 Voting by Trustee and Attendance of Trustee Representative at Meeting

(a)
In connection with each Acquiror Meeting and Acquiror Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

(b)
The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Acquiror Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, upon receipt of a proxy from the Trustee’s representative, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

Section 4.9 Distribution of Written Materials

Any written materials distributed by or on behalf of the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Acquiror utilizes in communications to holders of Acquiror Shares, subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of the Corporation. Acquiror agrees not to communicate with holders of Acquiror Shares with respect to such written material otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. The Corporation shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

(a)	a current List; and
(b)	upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.
The Corporation’s obligations under this Section 4.9 shall be deemed satisfied to the extent Acquiror exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and the Corporation provides the required information and materials to Acquiror.

Section 4.10 Termination of Voting Rights

Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Acquiror, and such Beneficiary Votes and the Voting Rights represented thereby shall cease and be terminated immediately, upon the delivery by such Beneficiary to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or upon the occurrence of the automatic exchange of Exchangeable Shares for Acquiror Shares, as specified in Article 5 (unless, in either case, Acquiror shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions.

ARTICLE 5
EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

Section 5.1 Grant and Ownership of the Exchange Right

Acquiror hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require Acquiror to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Acquiror hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Acquiror to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

(a)
hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)
except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

Section 5.2 Legended Share Certificates

The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

(a)	their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and
(b)	the Automatic Exchange Rights.

Section 5.3 General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

Section 5.4 Purchase Price

The purchase price payable by Acquiror for each Exchangeable Share to be purchased by Acquiror under the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, Acquiror shall provide to the Trustee an Officer’s Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by Acquiror delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing the total Exchangeable Share Price. Upon payment by Acquiror of such purchase price to the Trustee for the benefit of the Beneficiary, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by the Corporation.

Section 5.5 Exercise Instructions

Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of the Corporation. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Calgary, Alberta or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Acquiror to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Trustee, the Corporation and Acquiror may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Acquiror to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Acquiror free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates representing Acquiror Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered, and (b) payment (or evidence satisfactory to the Trustee, the Corporation and Acquiror of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Acquiror under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

Section 5.6 Delivery of Acquiror Shares; Effect of Exercise

Promptly after the receipt by the Trustee of the certificates representing the Exchangeable Shares which the Beneficiary desires Acquiror to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to Acquiror, the Trustee shall notify Acquiror and the Corporation of its receipt of the same, which notice to Acquiror and the Corporation shall constitute exercise of the Exchange Right by the Trustee on behalf of the Beneficiary in respect of such Exchangeable Shares, and Acquiror shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary in respect of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, the Corporation and Acquiror of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Acquiror and the Corporation of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to Acquiror all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by Acquiror to the Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is delivered by Acquiror and any cheque included therein is paid. Upon delivery of such Exchangeable Share Consideration by Acquiror to the Trustee, the Trustee shall deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Acquiror Shares delivered to it pursuant to the Exchange Right.

Section 5.7 Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by the Corporation pursuant to Section 6.5 of the Exchangeable Share Provisions that the Corporation will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to the Corporation pursuant to Section 6.6 of the Exchangeable Share Provisions, and provided further that the Trustee has received written notice of same from the Corporation or Acquiror, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that the Corporation is unable to redeem. In any such event, the Corporation hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to the Corporation or to the transfer agent of the Exchangeable Shares (including a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Corporation is not permitted to redeem and will require Acquiror to purchase such shares in accordance with the provisions of this Article 5.

Section 5.8 Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to Acquiror pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Acquiror Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Acquiror, the Corporation or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or evidenced to the satisfaction of the such taxes, if any, have been paid.

Section 5.9 Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, the Corporation and Acquiror shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from the Corporation and Acquiror of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Acquiror (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Acquiror, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

Section 5.10 Qualification of Acquiror Shares

Acquiror covenants that if any Acquiror Shares issuable pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any registration statement, prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or stock exchange or the fulfilment of any other Canadian or United States federal, provincial, territorial or state legal requirement before such shares may be issued and delivered by Acquiror to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a “control person” of Acquiror for purposes of Canadian provincial securities law or an “affiliate” of Acquiror for purposes of United States federal or state securities law), Acquiror will in good faith use its reasonable best efforts to take all such actions and do all such things as are necessary or desirable to cause such Acquiror Shares to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be, to the extent provided in the Acquisition Agreement. Acquiror will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Acquiror Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Acquiror Shares are listed, quoted or posted for trading at such time.

Section 5.11 Acquiror Shares

Acquiror hereby represents, warrants and covenants that the Acquiror Shares issuable to Beneficiaries as described herein will be duly authorized and validly issued, fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

Section 5.12 Automatic Exchange on Liquidation of Acquiror

(a)	Acquiror will give the Trustee written notice of each of the following events at the time set forth below:

(i)
in the event of any determination by the Board of Directors of Acquiror to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Acquiror or to effect any other distribution of assets of Acquiror among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii)
promptly following the earlier of (A) receipt by Acquiror of notice of, and (B) Acquiror otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Acquiror or to effect any other distribution of assets of Acquiror among its shareholders for the purpose of winding up its affairs, in each case where Acquiror has failed to contest in good faith any such proceeding commenced in respect of Acquiror within 30 days of becoming aware thereof.

(b)
Promptly following receipt by the Trustee from Acquiror of notice of any event (a “Liquidation Event”) contemplated by Section 5.12(a) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Acquiror and shall include a brief description of rights of the Beneficiaries with respect to the Automatic Exchange Rights provided for in Section 5.12(c).

(c)
In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Acquiror Shares in the distribution of assets of Acquiror in connection with a Liquidation Event, immediately prior to the effective time (the “Liquidation Event Effective Time”) of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for Acquiror Shares. To effect such automatic exchange, Acquiror shall purchase each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by such Beneficiary at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at that time. Acquiror shall provide the Trustee with an Officer’s Certificate in connection with any automatic exchange setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share.

(d)
The closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Acquiror Shares shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Beneficiary shall be deemed to have transferred to Acquiror all of the Beneficiary’s right, title and interest in and to such Beneficiary’s Exchangeable Shares and the related interest in the Trust Estate. Any right of each such Beneficiary to receive declared and unpaid dividends from the Corporation shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Acquiror shall deliver to the Beneficiary the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Acquiror Shares issued pursuant to the automatic exchange of Exchangeable Shares for Acquiror Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Acquiror pursuant to such automatic exchange shall thereafter be deemed to represent Acquiror Shares issued to the Beneficiary by Acquiror pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Acquiror Shares, duly endorsed in blank and accompanied by such instruments of transfer as Acquiror may reasonably require, Acquiror shall deliver or cause to be delivered to the Beneficiary certificates representing Acquiror Shares of which the Beneficiary is the holder.

Section 5.13 Withholding Rights

Acquiror, the Corporation and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Acquiror Shares such amounts as Acquiror, the Corporation or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of federal, provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Acquiror, the Corporation and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Acquiror, the Corporation or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Acquiror, the Corporation or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

ARTICLE 6
CONCERNING THE TRUSTEE

Section 6.1 Powers and Duties of the Trustee

The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

(a)	receipt and deposit of the Acquiror Special Voting Share from Acquiror as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;
(b)	granting proxies and distributing materials to Beneficiaries as provided in this Agreement;
(c)	casting and exercising the Beneficiary Votes in accordance with the provisions of this Agreement;
(d)	receiving the grant of the Exchange Right and the Automatic Exchange Rights from Acquiror as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)
exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Acquiror Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

(f)	holding title to the Trust Estate;
(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;
(h)	taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Acquiror and the Corporation under this Agreement; and
(i)	taking such other actions and doing such other things as are specifically provided in this Agreement.
In the exercise of such rights, powers, duties and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof, nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

Section 6.2 No Conflict of Interest

The Trustee represents to Acquiror and the Corporation that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to a court of competent jurisdiction for an order that the Trustee be replaced as trustee hereunder.

Section 6.3 Dealings with Transfer Agents, Registrars, etc.

Acquiror and the Corporation irrevocably authorize the Trustee, from time to time, to:

(a)
consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Acquiror Shares; and

(b)
requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Acquiror Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

Acquiror and the Corporation irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Acquiror covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

Section 6.4 Books and Records

The Trustee shall keep available for inspection by Acquiror and the Corporation at the Trustee’s principal office in Calgary, Alberta correct and complete books and records of account relating to the Trust created by this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before January 15 in every year, so long as any Acquiror Shares are on deposit with the Trustee, the Trustee shall transmit to Acquiror and the Corporation a brief report, dated as of the preceding December 31, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;
(b)
the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Acquiror of Acquiror Shares in connection with the Exchange Right, during the calendar year ended on such December 31; and

(c)	any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee’s opinion, materially affects the Trust Estate.
Section 6.5 Income Tax Returns and Reports

The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee reasonably considers necessary or advisable (who may be experts or advisors to Acquiror or the Corporation). If requested by the Trustee, Acquiror or the Corporation shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

Section 6.6 Indemnification Prior to Certain Actions by Trustee

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Acquiror Special Voting Share held by the Trustee pursuant to Article 4, subject to Section 6.15, with respect to the Exchange Right pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Rights pursuant to Article 5, subject to Section 6.15.

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

Section 6.7 Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity required by Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

Section 6.8 Reliance Upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, Lists, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, Lists, reports or other papers or documents comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

Section 6.9 Evidence and Authority to Trustee

Acquiror and/or the Corporation shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Acquiror and/or the Corporation or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Acquiror and/or the Corporation promptly if and when:

(a)	such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or
(b)
the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Acquiror and/or the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an officer’s Certificate of Acquiror and/or the Corporation or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Acquiror and/or the Corporation, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Acquiror and/or the Corporation it shall be in the form of an Officer’s Certificate or a statutory declaration.

Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(c)	declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;
(d)	describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(e)
declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

Section 6.10 Experts, Advisers and Agents

The Trustee may:

(a)
in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Acquiror and/or the Corporation or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)
employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

Section 6.11 Investment of Moneys Held by Trustee

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, in trust for the Corporation, in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of the Corporation. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

Section 6.12 Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

Section 6.13 Trustee Not Bound to Act on Request

Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Acquiror and/or the Corporation or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

Section 6.14 Authority to Carry on Business

The Trustee represents to Acquiror and the Corporation that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 10.

Section 6.15 Conflicting Claims

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)
the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

(b)
all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

Section 6.16 Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

Section 6.17 Maintenance of Office or Agency

Acquiror will maintain in Calgary, Alberta an office or agency where certificates representing Exchangeable Shares may be presented or surrendered for exchange by Beneficiaries and where notices and demands to or upon Acquiror or the Corporation in respect of the Exchangeable Shares may be served. Acquiror will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Acquiror shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be served at the Corporate Trust Office of the Trustee, and Acquiror and the Corporation hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands. Furthermore, copies of all Acquiror proxy materials will be made available for inspection by any Beneficiary at such office or agency.

ARTICLE 7
COMPENSATION

Section 7.1 Fees and Expenses of the Trustee

Acquiror and the Corporation jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Acquiror and the Corporation shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct.

ARTICLE 8
INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 8.1 Indemnification of the Trustee

Acquiror and the Corporation jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Acquiror or the Corporation pursuant hereto.

In no case shall Acquiror or the Corporation be liable under this indemnity for any claim against any of the Indemnified Parties unless Acquiror and the Corporation shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Acquiror and the Corporation shall be entitled to participate at their own expense in the defense and, if Acquiror and the Corporation so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Acquiror or the Corporation; or (ii) the named parties to any such suit include both the Trustee and Acquiror or the Corporation and the Trustee shall have been advised by counsel acceptable to Acquiror or the Corporation that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Acquiror or the Corporation and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Acquiror and the Corporation shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

Section 8.2 Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

ARTICLE 9
CHANGE OF TRUSTEE

Section 9.1 Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Acquiror and the Corporation specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Acquiror and the Corporation otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Acquiror and the Corporation shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada or any Province thereof, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Acquiror and the Corporation shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

Section 9.2 Removal

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by Acquiror and the Corporation, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

Section 9.3 Successor Trustee

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Acquiror and the Corporation and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Acquiror and the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Acquiror, the Corporation and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

Section 9.4 Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, Acquiror and the Corporation shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Acquiror or the Corporation shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Acquiror and the Corporation.

ARTICLE 10
ACQUIROR SUCCESSORS

Section 10.1 Certain Requirements in Respect of Combination, etc.

Acquiror shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

(a)
such other person or continuing corporation (herein called the “Acquiror Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Acquiror Successor of liability for all moneys payable and property deliverable hereunder (including without limitation one or more voting securities of such Acquiror Successor to allow Beneficiaries to exercise voting rights in respect of the Acquiror Successor substantially similar to those provided for in this Agreement in respect of Acquiror) and the covenant of such Acquiror Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Acquiror under this Agreement; and

(b)
such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

Section 10.2 Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee, Acquiror Successor and the Corporation shall, if required by Section 10.1, execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon Acquiror Successor shall possess and from time to time may exercise each and every right and power of Acquiror under this Agreement in the name of Acquiror or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Acquiror or any officers of Acquiror may be done and performed with like force and effect by the directors or officers of such Acquiror Successor.

Section 10.3 Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Acquiror with or into Acquiror or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Acquiror provided that all of the assets of such subsidiary are transferred to Acquiror or another wholly-owned direct or indirect subsidiary of Acquiror and any such transactions are expressly permitted by this Article 10.

Section 10.4 Successorship Transaction

Notwithstanding the foregoing provisions of this Article 10, in the event of an Acquiror Control Transaction:

(a)
in which Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding Acquiror Shares are acquired by, one or more other corporations to which Acquiror is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and
(c)
in which all or substantially all of the then outstanding Acquiror Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Acquiror Control Transaction, owns or controls, directly or indirectly, Acquiror;

then (i) all references herein to “Acquiror” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Acquiror Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or exchange of such shares pursuant to this Agreement immediately subsequent to the Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or exchange of such shares pursuant to this Agreement had occurred immediately prior to the Acquiror Control Transaction and the Acquiror Control Transaction was completed) without any need to amend the terms and conditions of this Agreement and without any further action required; and (ii) Acquiror shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this Agreement.

ARTICLE 11
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

Section 11.1 Amendments, Modifications, etc.

This Agreement may not be amended or modified except by an agreement in writing executed by Acquiror, the Corporation and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions.

Section 11.2 Ministerial Amendments

Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of

(a)
adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of the Corporation and Acquiror shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)
making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Acquiror and the Corporation and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

(c)
making such changes or corrections which, on the advice of counsel to Acquiror, the Corporation and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of Acquiror and the Corporation shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

Section 11.3 Meeting to Consider Amendments

The Corporation, at the request of Acquiror, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable laws; provided that any such meeting shall only be called for a bona fide business purpose and not for the principal purpose of causing a Redemption Date to occur or transpire.

Section 11.4 Changes in Capital of Acquiror and the Corporation

At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Acquiror Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Acquiror Shares or the Exchangeable Shares or both are so changed.

Section 11.5 Execution of Supplemental Trust Agreements

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time the Corporation, Acquiror and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)
evidencing the succession of Acquiror Successors and the covenants of and obligations assumed by each such Acquiror Successor in accordance with the provisions of Article 10 and the successors of any successor trustee in accordance with the provisions of Article 9;

(b)
making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Acquiror, the Corporation, the Trustee or this Agreement; and

(c)
for any other purposes not inconsistent with the provisions of this Agreement, including to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 12
TERMINATION

Section 12.1 Term

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary;
(b)
each of Acquiror and the Corporation elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions; and

(c)
21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

Section 12.2 Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this Agreement.

ARTICLE 13
GENERAL

Section 13.1 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 13.2 Assignment

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise) except that the Corporation may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of Acquiror.

Section 13.3 Binding Effect

Subject to Section 13.2, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and to the benefit of the Beneficiaries.

Section 13.4 Notices to Parties

All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

(a) if to Acquiror or the Corporation, at:
c/o Surge Global Energy, Inc.
12220 El Camino Real, Suite 410
San Diego, California 92130
Attention: ●
Telecopier Number: (●) ●
With copies to:
Greenberg Traurig, LLP
650 Town Center Drive, 17th Floor
Costa Mesa, California 92626
Attention: Steven Anapoell
Telecopier Number: (714) 708-6501

And:
Stikeman Elliott LLP
4300, 888 - 3rd Street S.W.
Calgary, Alberta T2P 5C5
Attention: Keith R. Chatwin
Telecopier Number: (403) 266-9034
(b) if to the Trustee, at:
Computershare Trust Company of Canada
710, 530 - 8th Avenue S.W.
Calgary, Alberta
T2P 3S8
Attention: Manager, Client Services
Telecopier Number: (403) 267-6529
or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

Section 13.5 Notice to Beneficiaries

Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of the Corporation from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

Section 13.6 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 13.7 Governing Laws; Consent to Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of Alberta. Each party hereby irrevocably attorns to the jurisdiction of the courts of Alberta in respect of all matters arising under or in relation to this Agreement and Acquiror hereby appoints Stikeman Elliott LLP as its registered office in Alberta as attorney for service of process.

Section 13.8 United States Tax Characterization

The parties hereto recognize and intend that, for United States federal, state and local income, franchise and similar tax purposes, the Trust will be disregarded as an entity separate from Acquiror pursuant to Treas. Reg. 301.7701-3(b), and no party shall take any position on any tax return or otherwise that is inconsistent with such treatment.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SURGE GLOBAL ENERGY, INC.
By:
Name:
Title:
By:
Name:
Title:
COLD FLOW ENERGY ULC
By:
Name:
Title:
By:
Name:
Title:
COMPUTERSHARE TRUST COMPANY OF CANADA
By:
Name:
Title:
By:
Name:
Title:

EXHIBIT 4.2(b)

GENERAL RELEASE - SHAREHOLDERS

(See attached)

1

EXHIBIT 4.2(e)

LEGAL OPINION OF TARGET COMPANY COUNSEL

(See attached)

1

EXHIBIT 4.3(e)

LEGAL OPINION OF PURCHASER COUNSEL

(See attached)

1

EXHIBIT 4.3(f)

LEGAL OPINION OF SURGE COUNSEL

(See attached)

1

EXHIBIT 10.2

EXCLUSION AREA

(See attached)

1

EXHIBIT 10.5

GENERAL RELEASE - TARGET COMPANY

(See attached)

1

EXHIBIT 10.6

FORM OF SUBSCRIPTION AGREEMENT

(See attached)

1

SCHEDULE 1

SCHEDULE OF SHAREHOLDERS

SHAREHOLDER	NUMBER OF CLASS “A” SHARES HELD	NUMBER OF CLASS “I” SHARES HELD	ALLOCATION OF PURCHASE PRICE
1216848 Alberta Ltd. 9702 - 71 Avenue Grande Prairie, Alberta T8V 5E1	170	1,345,833	TBD
Cairns Family Trust 1936 - 11th Street S.W. Calgary, Alberta T2T 3L8	170	-	TBD
Fisher Family Trust 1129 Lansdowne Avenue S.W. Calgary, Alberta T2S 1A4	170	-	TBD
Liu Family Trust 308 - 6211 Gilbert Road Richmond, BC V7C 3V6	36	285,000	TBD
Ma Family Trust 1500 Bellflower Crt Coquitlam, BC V3E 2V2	84	665,000	TBD
Stouthearted Trust Suite 2600, 144 - 4th Avenue S.W. Calgary, Alberta T2P3N4	170	-	TBD
1229697 Alberta Inc. 1129 Lansdowne Avenue S.W. Calgary, Alberta T2S 1A4	-	1,345,833	TBD
Cairns, Jeff 1936 - 11th Street S.W. Calgary, Alberta T2T 3L8	-	1,345,833	TBD
Fisher, Dale N. 1129 Lansdowne Avenue S.W. Calgary, Alberta T2S 1A4	-	1,345,833	TBD
TOTAL	800	6,333,332

1

SCHEDULE 2

PURCHASER DISCLOSURE SCHEDULE

(See attached)

1

SCHEDULE 3

TARGET DISCLOSURE SCHEDULE

(See attached)

1

SCHEDULE 4

SURGE DISCLOSURE SCHEDULE

(See attached)

1